EXHIBIT 10.27

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

ALTALINK, L.P.

as Borrower,

- and-

ALTALINK MANAGEMENT LTD.

as General Partner

- and-

THE BANK OF NOVA SCOTIA

as Administrative Agent of the Lenders, Co-Lead Arranger and Co-Bookrunner

- and-

ROYAL BANK OF CANADA

as Syndication Agent, Co-Lead Arranger and Co-Bookrunner

- and-

THE BANK OF MONTREAL AND NATIONAL BANK OF CANADA

as Co-Documentation Agents

- and-

THE BANK OF NOVA SCOTIA, ROYAL BANK OF CANADA, THE BANK OF
MONTREAL, NATIONAL BANK OF CANADA, THE TORONTO-DOMINION BANK
AND ALBERTA TREASURY BRANCHES, AND ALL OTHER LENDERS WHICH
FROM TIME TO TIME BECOME PARTIES HEREUNDER,

as Lenders

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-i-

(continued)
4.1	Acceptance Fees	21
4.2	Standby Fee	21
4.3	Basis of Calculation Fees	21

ARTICLE 5
PAYMENT		21
5.1	Voluntary Repayment of Outstanding Accommodations	21
5.2	Repayment on Maturity Date Extensions	22
5.3	Excess Accommodations	23
5.4	Illegality	23

ARTICLE 6
PAYMENTS AND INDEMNITIES		23
6.1	Payments and Non-Business Days	24
6.2	Method and Place of Payment	24
6.3	Net Payments	24
6.4	Administrative Agent May Debit Account	24
6.5	Currency of Payment	24
6.6	Increased Costs	25
6.7	General Indemnity	25
6.8	Outstanding Bankers' Acceptances or Discount Notes	26
6.9	Replacement of Lender	26

ARTICLE 7
SECURITY		27
7.1	Security	27

ARTICLE 8
REPRESENTATIONS AND WARRANTIES		28
8.1	Representations and Warranties	28
8.2	Survival of Representations and Warranties	29

ARTICLE 9
COVENANTS		30
9.1	Trust Indenture	30
9.2	Covenants	30
9.3	Maintenance of Total Capitalization	32

ARTICLE 10
CONDITIONS PRECEDENT TO BORROWINGS		32
10.1	Conditions Precedent to Initial Borrowing	32
10.2	Conditions Precedent to Subsequent Borrowings	33

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-ii-

(continued)
10.3	Waiver	34

ARTICLE 11
EVENTS OF DEFAULT		34
11.1	Events of Default	34
11.2	Remedies	35
11.3	Remedies Cumulative	35
11.4	Appropriation of Moneys Recieved	35
11.5	Non-Merger	36
11.6	Waiver	36
11.7	Set-off	36

ARTICLE 12
THE ADMINISTRATIVE AGENT AND THE LENDERS		37
12.1	Authorization of Administrative Agent and Relationship	37
12.2	Disclaimer of Administrative Agent	37
12.3	Failure of Lender to Fund	37
12.4	Replacement of Lenders	38
12.5	Payments by the Borrower	39
12.6	Payments by Administrative Agent	40
12.7	Direct Payments	41
12.8	Administration of the Credit Facility	41
12.9	Rights of Administrative Agent	44
12.10	Acknowledgments, Representations and Covenants of Lenders	44
12.11	Collective Action of the Lenders	45
12.12	Successor Administrative Agent	45
12.13	Provisions Operative Between Lenders and Administrative Agent Only	46
12.14	Assignments and Participation - Approvals	46
12.15	Assignments	46
12.16	Participation	47

ARTICLE 13
MISCELLANEOUS		48
13.1	Expenses	48
13.2	Further Assurances	48
13.3	Notices	48
13.4	Survival	50
13.5	Benefit of Agreement	50
13.6	Severability	51
13.7	Entire Agreement	51
13.8	Credit Documents	51
13.9	Counterparts	51

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-iii-

(continued)
13.10	Amendments/Approvals and Consents/Waivers	51
13.11	Acknowledgement	51

SCHEDULE 1 BORROWER'S CERTIFICATE OF COMPLIANCE
1

SCHEDULE 2(A) BORROWING NOTICE
1

SCHEDULE 2(B) NOTICE OF ROLL OVER
1

SCHEDULE 2(C) CONVERSION OPTION NOTICE
1

SCHEDULE 3 NOTICE OF EXTENSION
1

SCHEDULE 4 ASSIGNMENT AGREEMENT
1

SCHEDULE 5 LENDERS
1

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THIS CREDIT AGREEMENT is made as of December 15, 2005, as amended and restated December 18, 2009, as further amended and restated December 17, 2010, and as further amended and restated by this Agreement made as of December 19, 2013

AMONG:

ALTALINK MANAGEMENT LTD., as general partner of
ALTALINK, L.P.,

as Borrower,

- and-

ALTALINKMANAGEMENT LTD.,

as General Partner,

- and -

THE BANK OF NOVA SCOTIA

as Administrative Agent of the Lenders, Co-Lead Arranger and Co-Bookrunner

- and-

ROYAL BANK OF CANADA

as Syndication Agent, Co-Lead Arranger and Co-Bookrunner

- and-

THE BANK OF MONTREAL AND NATIONAL BANK OF CANADA

as Co-Documentation Agents

- and -

THE BANK OF NOVA SCOTIA, ROYAL BANK OF CANADA, THE BANK OF MONTREAL, NATIONAL BANK OF CANADA, THE TORONTO-DOMINION BANK AND ALBERTA TREASURY BRANCHES, AND ALL OTHER LENDERS WHICH FROM TIMETO TIMEBECOME PARTIES HEREUNDER,

as Lenders

WHEREAS the Borrower requested that the Lenders make funding available to the Borrower from time to time for the purpose of supporting the Borrower's Commercial Paper Program pursuant to a credit agreement dated as of December 15, 2005, as amended by credit agreement amending agreements dated October 25, 2006, November 22, 2007, December 1, 2008, December 9, 2009 and by solicitors' email dated December 15, 2009 (collectively as amended, the "Original CreditAgreement");AND

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WHEREAS the Original Credit Agreement was amended and restated by the Parties as of December 18, 2009 to reflect the agreement of the Parties to increase the principal amount of the Credit Facility from $200,000,000 to $400,000,000 and to make additional amendments to the Original Credit Agreement and to amend and restate the Original Credit Agreement, as set out therein (the "First Amended and Restated Credit Agreement");

AND WHEREAS the First Amended and Restated Credit Agreement was amended and restated by the Parties as of December 17, 2010, as amended by credit agreement amending agreements dated September 1, 2011, June 29, 2012 and December 28, 2012 to reflect the agreement of the Parties to increase the principal amount of the Credit Facility from Cdn.$550,000,000 to Cdn.$1,425,000,000 and to make additional amendments to the First Amended and Restated Credit Agreement and to amend and restate the First Amended and Restated Credit Agreement, as set out therein (the "Second Amended and Restated Credit Agreement");

AND WHEREAS the Borrower has requested, and the Lenders have agreed, to extend the Maturity Date, to reduce the principal amount of the Credit Facility from Cdn.$1,425,000,000 to Cdn.$1,225,000,000 and to make additional amendments to the Second Amended and Restated Credit Agreement and to amend and restate the Second Amended and Restated Credit Agreement, as herein contained;

AND WHEREAS BNS has agreed to act as sole Administrative Agent, Co-Lead Arranger and Co-Bookrunner, RBC has agreed to act as sole Syndication Agent, Co-Lead Arranger and Co• Bookrunner, and BMO and NBC have agreed to act as Co-Documentation Agents;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained in this Agreement, the Borrower, the General Partner, the Administrative Agent, Co-Lead Arrangers, Co-Bookrunners, Co-Documentation Agents, Syndication Agent and Lenders covenant and agree as follows:

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ARTICLE l
INTERPRETATION

1.1 Definitions

In this Agreement, unless the context otherwise requires, all capitalized terms shall have the meaning ascribed thereto in the Trust Indenture provided that the following terms shall have the following meanings (whether or not defined in the Trust Indenture):

"Accommodations" means the Loans, Bankers' Acceptances and Discount Notes under this Credit Facility and shall refer to any one or more of such types where the context requires.

"Administrative Agent" means BNS, or any Successor Administrative Agent appointed under Section 12.12.

"Advance" means an advance by the Lenders or any of them of any Accommodation, and shall include deemed Advances and conversions, renewals and rollovers of existing Advances, and any reference relating to the amount of Advances shall mean the Canadian Dollar Amount of all outstanding Accommodation.

"Advanced Share" means the percentage of the total amount of Advances to the Borrower that has been made by a particular Lender at any time.

"Administrative Agent's Account" means the account at the Branch into which Lenders' Advances shall be deposited for payment to the Borrower.

"Administrative Agent's Office" means the branch of the Administrative Agent located at Global Wholesale Services, 720 King Street West, 2nd Floor, Toronto, Ontario M5V 2T3, or such other office that the Administrative Agent may from time to time designate by notice to the Borrower and the Lenders.

"Agreement" means this Third Amended and Restated Credit Agreement and the Schedules hereto, as amended, supplemented or restated from time to time.

"Applicable Laws" means (a) any domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, rule, regulation, restriction or by-law (zoning or otherwise); (b) any judgment, order, writ, injunction, decision, ruling, decree or award; (c) any regulatory policy, practice, guideline or directive; or ( d) any franchise, licence, qualification, authorization, consent, exemption, waiver, right, permit or other approval of any governmental authority, binding on or affecting the person referred to in the context in which the term is used or binding on or affecting the property of such person, in each case whether or not having the force of law.

"Applicable Margin" means the applicable fee or margin amount set out in the following grid for the rating which corresponds to the rating received from Standard & Poor's, Moody's or DBRS (collectively, the "Rating Agencies") and which is determined below:

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Rating Standard & Poor's, Moody's and DBRS	B/A Margin	Prime Margin	Standby Fee	Term-Out Fee
>A-/A3/A (low)	80 bps	0 bps	16.0 bps	25 bps
A-/A3/A (low)	100 bps	0 bps	20.0 bps	25 bps
BBB+/Baal/BBB (high)	120 bps	20 bps	24.0 bps	25 bps
<BBB+/Baal/BBB (high)	145 bps	45 bps	29.0 bps	25 bps

The ratings set forth in the foregoing table are the ratings assigned by each of the Rating Agencies to the Borrower until such time as ratings are assigned to the Outstanding Senior Bonds after which time the ratings set forth on the foregoing table shall refer to the ratings assigned by each of the Rating Agencies to the Outstanding Senior Bonds. For purposes of this Agreement, if at any time the ratings assigned by the Rating

Agencies fall within different rating categories in accordance with the above table, the applicable rating category for purposes of calculating the Applicable Margin shall be determined as follows:

(a)
if only two Rating Agencies publish ratings of the Borrower and/or the Outstanding Senior Bonds, as applicable, the rating category containing the highest assigned rating shall govern, unless the difference in the ratings published by such two Rating Agencies is: (i) two rating levels, in which case the applicable rating shall be deemed to be the average between such two ratings; and (ii) more than two rating levels, in which case the applicable rating shall be deemed to be the rating one level higher than the lowest of such ratings;

(b)
if all three Rating Agencies publish ratings of the Borrower and/or the Outstanding Senior Bonds, as applicable, and two (2) of the Rating Agencies publish a similar rating category, such similar rating category shall govern; and

(c)	if all three Rating Agencies publish ratings of the Borrower and/or the Outstanding Senior Bonds, as applicable, which are different, the middle rating category of the three ratings shall govern.

Any increase or decrease in the applicable Bankers' Acceptance Fee resulting from a change in the rating assigned by one or more Rating Agencies shall be calculated with reference to the new Applicable Margin and fee effective on and after the date on which such rating change is published, notwithstanding that any affected Bankers' Acceptance or Discount Note may have been made or issued prior to such date. In the case of outstanding Bankers' Acceptance or Discount Note, an appropriate adjustment shall be made to the fees already collected in respect thereof and the difference shall be paid by, or refunded to, the Borrower, as the case may be, within five (5) Business Days after notice by the Administrative Agent to the Borrower of the amount of the adjustment.

The Applicable Margins for each of the above-mentioned rating categories shall increase by 25 bps after the expiry of the Revolving Period until all of the Borrowings have been repaid in full (the "Term-out Fee").

"Auditor"means the independent national firm of Canadian chartered accountants appointed from time to time as the auditor of the Borrower.

"BA Discount Proceeds" means, in respect of any Bankers' Acceptance or Discount Note, an amount calculated on the applicable Borrowing Date which is (rounded to the nearest full cent, with

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one-half of one cent being rounded up) equal to the face amount of such Bankers' Acceptance or Discount Note multiplied by the price, where the price is calculated by dividing one by the sum of one plus the product of (i) the BA Discount Rate applicable thereto expressed as a decimal fraction multiplied by (ii) a fraction, the numerator of which is the term of such Bankers' Acceptance or Discount Note, as the case may be, and the denominator of which is three hundred and sixty-five (365), which calculated price will be rounded to the nearest multiple of 0.001%.

"BA Discount Rate"means, in respect of a Draft to be accepted by a Lender,

(a)	by a Schedule 1 Bank, CDOR; or

(b)	in respect of a Draft to be accepted and purchased by a Schedule 2 Bank or a BA Equivalent Loan to be made by a Non- Acceptance Bank, the lesser of:

(i)	CDOR plus 0.10%; and

(ii)
the respective discount rate quoted from time to time by such Schedule 1 Bank, Schedule 2 Bank or Non-Acceptance Lender as its discount rate for purchasing its bills of exchange or making BA Equivalent Loans, respectively, in an amount substantially equal to the reference amount (as defined below) at approximately 10:00 a.m. (Toronto, Ontario time) on the day of a proposed Advance by way of a Bankers' Acceptance;

For the purposes of this definition, "reference amount" with respect to any Lender and any term of a Bankers' Acceptance or a BA Equivalent Loan, means the amount of that Lender's portion of the Loan being requested by the Borrower by way of a Bankers' Acceptance or a BA Equivalent Loan for that term.

"BA Equivalent Loan" means a Loan made by a Non-Acceptance Lender evidenced by a Discount Note.

"Bankers' Acceptance" means a Draft drawn by the Borrower denominated in Canadian Dollars, for a term of one, two, three or six months or such other term as is readily acceptable, which term shall mature on a Business Day and on or before the applicable Maturity Date for an amount of Two Hundred and Fifty Thousand Canadian Dollars (Cdn.$250,000) or any whole multiple of Two Hundred and Fifty Thousand Canadian Dollars (Cdn.$250,000), the minimum aggregate amount of which included in any Borrowing shall be Two Hundred and Fifty Thousand Canadian Dollars (Cdn.$250,000), and accepted by a Lender pursuant to this Agreement.

"Bankers' Acceptance Fee" means the fee payable on the face amount of each Banlcers' Acceptance or issuance of a Discount Note, as the case may be, calculated and payable in the manner provided for in Section 4.1.

"BMO" means The Bank of Montreal, its successors and permitted assigns.

"BNS" means The Bank of Nova Scotia, its successors and permitted assigns.

"Bond Delivery Agreement" means the bond delivery agreement dated as of the date hereof among the parties hereto as the same may be amended or supplemented from time to time.

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"Borrower" means AltaLink, L.P., a limited partnership created and existing under the Partnership Act (Alberta) and its permitted successors and permitted assigns.

"Borrower's Account" means an account for the Borrower designated by the Borrower and maintained for the Borrower at the Branch of Account, pursuant to an account operating agreement between the Borrower and BNS.

"Borrower's Certificate of Compliance" means a certificate of the Borrower in the form of Schedule 1 and signed on behalf of the Borrower by any one of the President, Chief Executive Officer, the Chief Financial Officer, an Executive Vice President, a Vice President, the Secretary, the Treasurer or Vice President and Controller of the Borrower or any other senior officer of the General Partner so designated by a certificate signed by the Chairman or President of the General Partner and filed with the Administrative Agent for so long as such designation shall be in effect.

"Borrowing" means the aggregate Accommodation to be obtained by the Borrower from one or more of the Lenders on any Borrowing Date.

"Borrowing Date" means the Business Day specified in a Borrowing Notice on which a
Lender is or Lenders are requested to provide Accommodation.

"Borrowing Notice" has the meaning set out in Section 2.4.

"Branch"means the Global Wholesale Services, 720 King Street West, 2nd Floor, Toronto, Ontario M5V 2T3, or such other branch of the Administrative Agent in the City of Calgary as the Administrative Agent may from time to time designate in writing to the Borrower and the Lenders.

"Branch of Account" means the Calgary Commercial Banking Centre of the BNS situated at 240-8thAvenue S.W., Calgary, Alberta, or such other branch of the BNS in the City of Calgary as BNS may from time to time designate in writing to the Borrower.

"Business Day" means any day (excluding Saturday, Sunday and any day which shall be a legal holiday in Calgary, Alberta and Toronto, Ontario) on which the Administrative Agent is open at the Branch for the conduct of regular banking business.

"Canadian Dollar" or "Cdn.$" means lawful money of Canada.

"Canadian Dollar Amount" means, at any time, in relation to any outstanding Accommodation:

(a)	in relation to a Loan denominated in Canadian Dollars, the principal amount thereof; and

(b)     in relation to a Bankers' Acceptance or Discount Note, the face amount thereof.

"CDOR" means, on any day and in relation to a Loan, the arithmetical average of the percentage discount rates (expressed to 5 decimal places) for Canadian dollar bankers' acceptances in comparable amounts having an identical issue and maturity date which is quoted on the "Reuters' Screen CDOR Page" (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) for acceptances of Schedule I banks under the Bank Act (Canada) (or if such screen shall not be available any successor or similar service selected by the Agent) as at approximately 10:00 a.m. (Toronto, Ontario time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent in good faith after 10:00 a.m.

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(Toronto, Ontario time) or as soon thereafter as practicable to reflect any error in a posted rate of interest or in the posted average annual rate of interest). If neither such screen nor any successor or similar service is available, then "CDOR" shall mean, with respect to each Bankers' Acceptance which is required to be accepted and purchased by a Lender hereunder on any Business Day, the percentage discount rate (expressed to 5 decimal places) determined by the Administrative Agent to be the average of the quoted discount rates at which Canadian dollar bankers' acceptances in comparable amounts having an identical issue and maturity date are being bid for discount by a Schedule I Bank at approximately 10:00 a.m. (Toronto, Ontario time) or soon thereafter as practical on the day of the acceptance and purchase of the Bankers' Acceptances hereunder. If any Lender does not furnish a timely quotation, the Administrative Agent shall determine the relevant BA Discount Rate on the basis of the quotation or quotations furnished by the remaining Lenders. Each determination of CDOR shall be conclusive and binding, absent manifest error, and be computed using any reasonable averaging and attribution method.

"Claim" shall have the meaning set out in Section 6.7.

"Co-Documentation Agents" means BMO and NBC, and their successors and permitted assigns.

"Co-Lead Arrangers and Co-Bookrunners" means BNS and RBC, and their successors and permitted assigns.

"Commercial Paper Program"means the commercial paper program established by the Borrower as contemplated by the "Information Memorandum Short-Term Promissory Notes" and Note Issuance and Payment Agreement between the Borrower and BNS each dated December 15, 2005, as amended, restated or supplemented from time to time.

"Commitment" means in respect of each Lender from time to time, the covenant to make Advances to the Borrower of the Lender's Proportionate Share of the Committed Amount and, where the context requires, the maximum amount of Advances which such Lender has covenanted to make, as recorded on the Register maintained by the Administrative Agent referred to in Subsection 12.15(c).

"Committed Amount" means the aggregate maximum authorized amount of Accommodation under the Credit Facility from time to time.

"Contributing Lender"shall have the meaning set out in Subsection 12.3(b).

"Credit Documents" means the Pledged Bond, Trust Indenture, forms of Drafts, or agreements relating to Bankers' Acceptances.or Discount Notes required by any Lender and, when executed and delivered by the Borrower.

"Credit Facility" means the credit facility established by the Lenders in favour of the Borrower pursuant to Section 2.1.

"Defaulting Lender"shall have the meaning set out in Subsection 12.3(b).

"Demand Date" means any date that repayment of Accommodation or any other amount outstanding under this Agreement is demanded under Article 11.

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"Discount Note" or "Discount Notes" means a non-interest bearing promissory note denominated in Canadian Dollars issued by the Borrower to a Non-Acceptance Lender to evidence a BA Equivalent Loan.

"Draft"means at any time a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by the Borrower on a Lender and bearing such distinguishing letters and numbers as such Lender may require, but which at such time has not been completed or accepted by such Lender.

"Effective Date" means December 19, 2013 or such later date as may be agreed upon by the parties.

"Environmental Adverse Effect" means one or more of the following in connection with an Environmental Matter:

(a)	impairment or adverse alteration of the quality of the Natural Environment for any use that can be made of it by humans, or by any animal, fish or plant that is useful to humans;

(b)    injury or damage to property or to plant or animal life;

(c)    harm or material discomfort to any Person;

(d)    an adverse effect on the health of any Person;

(e)    impairment of the safety of any Person;

(f)    rendering any property or plant or animal life unfit for human use;

(g)    loss of enjoyment of normal use of property; and

(h)    interference with the normal conduct of business.

"Environmental Liability" means any liability of the Borrower under any Environmental Laws or any other applicable law for any adverse impact on the environment, health or safety, including the Release of a Hazardous Substance, and any liability for the costs of any clean-up, preventative or other remedial action including costs relating to studies undertaken or arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any Governmental Authority to prevent or minimize any actual or threatened Release by the Borrower of any Hazardous Substance.

"Environmental Matter" means any past, present or future activity, event or circumstance in respect of the environment, health or safety including the Release of any Hazardous Substance including any substance which is hazardous to Persons, animals, plants, or which has a detrimental effect on the soil, air or water, or the generation, treatment, storage, use, manufacture, holding, collection, processing, treatment, presence, transportation or disposal of any Hazardous Substances.

"Environmental Proceeding" means any judgment, action, proceeding or investigation pending before any court or Governmental Authority, including any environmental Governmental Authority, with respect to or threatened against or affecting the Borrower or relating to the assets or liabilities of the Borrower or any of their respective operations, in connection with any Environmental Laws, Environmental Matter or Environmental Liability.

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"Event of Default" shall have the meaning specified in Section 11.1.

"Fee Letter" means the fee letter entered into between BNS, the Borrower and the General Partner dated on or about the date hereof.

"GAAP" means generally accepted accounting principles in effect in Canada at the time any calculation or determination is made or required to be made in accordance with generally accepted accounting principles, applied in a consistent manner from period to period, including the accounting recommendations published in the Handbook of the Canadian Institute of Chartered Accountants.

"General Partner" means AltaLink Management Ltd.

"Governmental Approvals" means any authorization, order, permit, approval, grant, licence, consent, right, privilege, certificate or the like which may be issued or granted by law or by rule, regulation, policy or directive of any Governmental Authority now or hereafter required in connection with the use, management, maintenance and operation of the Business by the Borrower.

"IFRS" means International Financial Reporting Standards established by the International Accounting Standards Board.

"Lenders" means BNS, RBC, BMO, NBC, The Toronto-Dominion Bank and Alberta Treasury Branches and all other financial institutions from time to time that have become a Lender in accordance with this Agreement and "Lender"means any one of them.

"Loan" means the amount of Canadian Dollars advanced by a Lender or Lenders to the Borrower on any Borrowing Date pursuant to a Borrowing Notice.

"Majority Lenders" means, at any time, Lenders having, in the aggregate, Proportionate Shares of a minimum of 66.7% of the Committed Amount.

"Market Disruption Event" means:

(a)     the CDOR rate is not available for the relevant interest period; or

(b)	due to one or more events, circumstances or conditions affecting any Lender, the cost to such Lender of funding in the relevant interbank markets would be in excess of:

(i)	the Prime Rate, in respect of a Prime Rate Loan; or

(ii)	the CDOR rate, in respect of a Bankers' Acceptance.

"Material Adverse Effect" means an effect which materially adversely affects the ability of the Borrower to perform its obligations under this Agreement or, the Credit Documents, or which materially adversely affects the validity or priority of any Security Interest held by the Administrative Agent, or which results in an Event of Default and includes an Environmental Adverse Effect which constitutes or results in any of the foregoing effects.

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"Maturity Date" means the first anniversary of the expiry of the Revolving Period unless the Revolving Period is extended pursuant to Subsection 5.2(b). For greater certainty, as of the date hereof, the Maturity Date is December 18, 2015.

"NBC" means National Bank of Canada, its successors and permitted assigns.

"Non-Acceptance Lender"means a Lender which does not, as part of the ordinary course of its business accept Bankers' Acceptances;

"Notice of Extension" shall have the meaning specified in Section 5.2.

"Permitted Joint Arrangements" means one or more arrangements with other parties related to the development or operating projects for the transmission of electricity in Canada (including the bidding process thereto) and "Permitted Joint Arrangement" means any one of the Permitted Joint Arrangements.

"Permitted JA Subsidiary" means a subsidiary of the Borrower formed for the sole purpose of facilitating the participation by the Borrower in a Permitted Joint Arrangement and "Permitted JA Subsidiaries"means one or more Permitted JA Subsidiary.

"Pledged Bond" means the Two Billion Canadian Dollars (Cdn.$2,000,000,000) Series 15 Bond of the Borrower issued and certified under the Trust Indenture.

"Prime Rate" means the rate per annum publicly declared by the Administrative Agent from time to time as its prime reference rate of interest for Canadian Dollar commercial loans made in Canada.

"Prime Rate Loan" means any Loan in Canadian Dollars with respect to which interest is calculated under this Agreement for the time being on the basis of the Prime Rate.

"Proportionate Share" means the percentage of the Committed Amount which a Lender has agreed to advance pursuant to the Credit Facility, as set out in Schedule 5, which percentage shall be amended and distributed to all parties by the Administrative Agent from time to time as other Persons become Lenders.

"Revolving Period" means the 364 day period commencing on the Effective Date as may be extended pursuant to Subsection 5.2(b). For greater certainty, as of the date hereof, the Revolving Period shall mean the period ending December 18, 2014

"RBC" means Royal Bank of Canada, its successors and permitted assigns.

"Schedule 1 Bank" means a bank listed on Schedule 1 under the Bank Act (Canada).

"Schedule 2 Bank" means a bank listed on Schedule 2 under the Bank Act (Canada).

"Syndication Agent" means RBC, its successors and permitted assigns.

"Trust Indenture"means the amended and restated trust indenture made as of the 28th day of April, 2003 between the Borrower, the General Partner and BNY Trust Company of Canada, as trustee, as supplemented by supplemental indentures each dated April 29, 2002, May 10, 2002, October 1, 2002, April 28, 2003, June 5, 2003, December 8, 2003, December 15, 2005 and May 9, 2006, May 21, 2008, December 18, 2009, August 18, 2010, December 17, 2010, September 1,

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2011, June 29, 2012, November 15, 2012 and May 22, 2013 as such amended and restated trust indenture may be amended and supplemented from time to time.

"Undisbursed Credit"means, at any time, the excess, if any, of the limit of the Credit Facility then in effect over the Canadian Dollar Amount of all Accommodations then outstanding under the Credit Facility.

1.2    References

The terms "Article", "Section", "Subsection" or "Paragraph"followed by a number refer to the specified Article, Section, Subsection or Paragraph of this Agreement unless otherwise expressly stated or the context otherwise requires.

1.3    Headings

The Article or Section or other headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement.

1.4    Included Words

Words importing the singular number only shall include the plural and vice versa where the context requires. The word "include" and derivatives thereof means "include without limitation".

1.5    Intentionally Deleted

1.6    Time

Unless otherwise expressly stated, any reference herein to a time shall mean local time in Calgary, Alberta.

1.7    Governing Law/Attornment

This Agreement and the Credit Documents shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

1.8    Currency

Unless otherwise specified herein, or the context otherwise requires, all statements of or references to dollar amounts in this Agreement and the Credit Documents shall mean Canadian Dollars.

1.9    Certificates and Opinions

(a)
Unless otherwise provided in a particular Schedule to this Agreement, each certificate and each opinion furnished pursuant to any provision of this Agreement shall specify the Section or Sections under which such certificate or opinion is furnished, shall include a statement that the Person making such certificate or giving such opinion has read the provisions of this Agreement relevant thereto and shall include a statement that, in the opinion of such Person, such Person has made such examination and investigation as is necessary to enable such Person to express an informed opinion on the matters set out in the certificate or opinion.

(b)	Whenever the delivery of a certificate or opinion is a condition precedent to the taking of any action by the Administrative Agent or a Lender or Lenders under this Agreement, the

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truth and accuracy of the facts and opinions stated in such certificate or opinion shall in each case be conditions precedent to the right of the Borrower to have such action taken, and each statement of fact contained therein shall be deemed to be a representation and warranty of the Borrower for the purposes of this Agreement.

1.10    Accounting Terms

Unless otherwise specified, all accounting terms used herein or in any other Credit Documents shall be interpreted in accordance with GAAP as now or hereafter adopted by (a) prior to January 1, 2011, the Canadian Institute of Chartered Accountants or any successor thereto; and (b) on and after January 1, 2011, IFRS, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles, consistently applied. In the event of a change in GAAP or following the adoption of IFRS, the Borrower and the Administrative Agent (with the approval of the Lenders) shall negotiate in good faith to revise (if appropriate) the financial ratios and financial covenants contained in this Agreement, such ratios and covenants to reflect GAAP as then in effect, in which case all calculations thereafter made for the purpose of determining compliance with such ratios and covenants shall be made on a basis consistent with GAAP in existence as at the date of such revisions. If the Borrower and the Administrative Agent cannot agree upon the required amendments immediately prior to the date of implementation of any accounting policy change, then all calculations of financial covenant, financial covenant thresholds or terms used in this Agreement or any other Credit Document shall be prepared and delivered on the basis of accounting policies of the Borrower as at the date hereof without reflecting such accounting policy change.

1.11    Schedules

The following are the Schedules attached to and forming part of this Agreement:

Schedule 1 -        Borrower's Certificate of Compliance
Schedule 2(A) -        Borrowing Notice
Schedule 2(B) -        Notice of Roll Over

Schedule 2(C) -        Conversion Option Notice

Schedule 3 -        Notice of Extension

Schedule 4 -        Assignment Agreement

Schedule 5 -        Lenders
ARTICLE 2
AMOUNT AND TERMS OF THE COMMERCIAL PAPER BACK-UP FACILITY

2.1    Credit Facility

Subject to and upon the terms and conditions set forth in this Agreement, the Lenders hereby establish in favour of the Borrower a revolving commercial paper back-up facility to be used for the purpose of supporting the Borrower's Commercial Paper Program as well as for general corporate purposes of the Borrower, by way of Prime Rate Loans, Bankers' Acceptances and Discount Notes and the aggregate Canadian Dollar

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Amount of all of the above outstanding at any time under this Credit Facility shall not exceed One Billion Two Hundred Twenty Five Million Canadian Dollars (Cdn.$1,225,000,000).

2.2    Cancellation

Subject to the provisions of Article 5, the Borrower may, at any time, by giving not less than two (2) Business Days' prior written notice of cancellation to the Administrative Agent, cancel all or any part of the Undisbursed Credit as designated by the Borrower without penalty, provided that, if it is a part only, the minimum amount cancelled is One Million Canadian Dollars (Cdn.$1,000,000) or any multiples of One Million Canadian Dollars (Cdn.$1,000,000) in excess thereof. Effective on the date of cancellation set out in the applicable notice of cancellation, the Credit Facility shall be permanently reduced by the amount of Canadian Dollars stated in the notice of cancellation.

2.3    Particulars of Borrowings

(a)
Notwithstanding any contrary provision contained in the Credit Documents, in the event of any conflict or inconsistency between any of the provisions in this Agreement and any of the provisions in Credit Documents, the provisions of this Agreement shall prevail.

(b)	No Borrowing shall be obtained at any time after the expiry of the Revolving Period or for a period which would extend beyond the Maturity Date.

(c)	Subject to the provisions of Section 2.2 and Article 5, any Accommodation which is repaid may be subsequently re-drawn.

2.4    Borrowing Notice

Whenever the Borrower desires to obtain a Borrowing, it shall give to the Administrative Agent prior written notice in the form attached as Schedule 2(A), (B) or (C) as applicable (a "Borrowing Notice"), specifying, as applicable:

(a)	the amount, currency and type or types of Accommodation desired;

(b)	the Borrower's Account at the Branch to which payment of the Borrowing is to be made, if applicable;

(c)	the Person to whom any Bankers' Acceptance or Discount Note is to be delivered, if applicable;

(d)	the requested Borrowing Date;

(e)	if such Borrowing includes a Bankers' Acceptance or Discount Note, the term thereof; and

(f)	if applicable, the Accommodation to be renewed or converted and, where such Accommodation includes any Loan, the interest rate applicable thereto.

The Borrowing Notice shall be given to the relevant party entitled to receive same not later than
12:00 p.m. (Toronto, Ontario time):

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(i)
on the applicable Borrowing Date, if the Accommodation is by way of Prime Rate Loans and is a new issue or if any such Accommodation to be drawn, converted or rolled over has a Canadian Dollar Amount in the aggregate equal to or greater than One Million Canadian Dollars (Cdn.$1,000,000) and multiples of One Million Canadian Dollars (Cdn.$1,000,000) in excess thereof. In the event such Accommodation causes the Lender to incur costs relating solely to the providing of same day notice, the Borrower shall pay such costs to such Lender immediately upon request therefor; and

(ii)
on the Business Day preceding the applicable Borrowing Date if the Accommodation is by way of Bankers' Acceptances or Discount Notes and is a new issue or if any such Accommodation to be drawn, converted or rolled over has a Canadian Dollar Amount in the aggregate equal to or greater than Two Hundred and Fifty Thousand Canadian Dollars (Cdn.$250,000).

Any Borrowing Notice received by the Administrative Agent on any Business Day after 12:00 p.m. (Toronto, Ontario time) shall be deemed to have been given to such party on the next succeeding Business Day.

2.5    Books of Account

The Administrative Agent is hereby authorized to open and maintain books of account and other books and records evidencing all Bankers' Acceptances and Discount Notes accepted and cancelled and all Loans advanced and repaid and all other amounts from time to time owing by the Borrower to the Lenders under this Agreement including interest, acceptance and standby and other fees, and to enter into such books and records details of all amounts from time to time owing, paid or repaid by the Borrower under this Agreement. The Borrower acknowledges, confirms and agrees with the Administrative Agent that all such books and records kept by the Administrative Agent will constitute prima facie evidence of the balance owing by the Borrower under this Agreement; provided, however, that the failure to make any entry or recording in such books and records shall not limit or otherwise affect the obligations of the Borrower under this Agreement. Notwithstanding the foregoing, each Lender is responsible for maintaining its own records as to Advances made by it, and in the event of any inconsistency between such Lender's and the Administrative Agent's records, the Administrative Agent's records shall govern, absent manifest error.

2.6    Further Provisions Account/Evidence of Borrowings

(a)	Co-ordination of Prime Rate Loans. Each Lender shall advance its Proportionate Share of each Prime Rate Loan in accordance with the following provisions:

(i)
the Administrative Agent shall advise each Lender of its receipt of a notice from the Borrower pursuant to Section 2.4, on the day such notice is received and shall, as soon as possible, advise each Lender of such Lender's Proportionate Share of any Prime Rate Loan requested by the notice;

(ii)	each Lender shall deliver its Proportionate Share of such Loan to the Administrative Agent's Account at the Branch not later than 11 :00 a.m. (Toronto, Ontario time) on the Borrowing Date;

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(iii)
when the Administrative Agent determines that all the conditions precedent to a Borrowing specified in this Agreement have been met or waived, it shall advance to the Borrower the amount delivered by each Lender by crediting the relevant Borrower's Account(s) before 12:00 p.m. on the Borrowing Date, but if the conditions precedent to the Borrowing are not met or waived by 2:30 p.m. on the Borrowing Date, the Administrative Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Loan is advanced; and

(iv)
if the Administrative Agent determines that a Lender's Proportionate Share of a Prime Rate Loan would not be a whole multiple of One Hundred Thousand Canadian Dollars (Cdn.$100,000), the amount to be advanced by that Lender may be increased or reduced by the Administrative Agent in its sole discretion to the nearest whole multiple of One Hundred Thousand Canadian Dollars (Cdn.$100,000).

2.7    Bankers' Acceptances

(a)
Power of Attorney for the Execution of Bankers' Acceptances. To facilitate acceptance of the Borrowings by way of Bankers' Acceptances, the Borrower hereby appoints each Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Lender, blank forms of Drafts. In this respect, it is each Lender's responsibility to maintain an adequate supply of blank forms of Drafts for acceptance under this Agreement. The Borrower recognizes and agrees that all Drafts signed and/or endorsed on its behalf by a Lender shall bind the Borrower fully and effectively as if signed in the handwriting of and duly issued by the proper signing officers of the Borrower. Each Lender is hereby authorized to issue such Drafts endorsed in blank in such face amounts as may be determined by such Lenders; provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted and purchased by such Lender. No Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument, except the gross negligence or wilful misconduct of the Lender or its officers, employees, agents or representatives. Each Lender shall maintain a record with respect to Bankers' Acceptances held by it in blank hereunder, voided by it for any reason, accepted and purchased by it hereunder, and cancelled at the respective maturities. Each Lender agrees to provide such records to the Borrower at the Borrower's expense upon request.

Drafts drawn by the Borrower to be accepted as Bankers' Acceptances shall be signed by a duly authorized officer or officers of the Borrower or by its attorneys. Notwithstanding that any Person whose signature appears on any Bankers' Acceptance may no longer be an authorized signatory for the Borrower at the time of issuance of a Bankers' Acceptance; that signature shall nevertheless be valid and sufficient for all purposes as if the authority had remained in force at the time of issuance and any Bankers' Acceptance so signed shall be binding on the Borrower. Upon tender of each Draft the Borrower shall pay to the Lender the fee specified in Section 4.1 with respect to such Draft.

For clarity, Section 2.7 shall apply to Discount Notes, mutatis mutandis.

(b)
Sale of Bankers' Acceptances. It shall be the responsibility of each Lender unless otherwise requested by the Borrower, to purchase its Bankers' Acceptances at a discount rate equal to the BA Discount Rate.

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In accordance with the procedures set forth in Paragraph 2.7(c)(iii), unless the Borrower requests the Lenders not to purchase the subject Bankers' Acceptances, the Administrative Agent will make BA Discount Proceeds received by it from the Lenders available to the Borrower on the Borrowing Date by crediting the Borrower's Account with such amount.

Notwithstanding the foregoing, if in the determination of the Majority Lenders acting reasonably a market for Bankers' Acceptances does not exist at any time, or the Lenders collectively cannot for other reasons readily sell Bankers' Acceptances or perform their other obligations under this Agreement with respect to Bankers' Acceptances, then upon at least two (2) Business Days' written notice by the Administrative Agent to the Borrower, the Borrower's right to request Accommodation by way of Bankers' Acceptances shall be and remain suspended until the Administrative Agent notifies the Borrower that any condition causing such determination no longer exists.

( c)	Coordination of BA Borrowings. Each Lender shall advance its Proportionate Share of each Borrowing by way of Bankers' Acceptances in accordance with the following:

(i)
the Administrative Agent, promptly following receipt of a notice from the Borrower pursuant to Section 2.4 requesting a Borrowing by way of Bankers' Acceptances, shall advise each Lender of the aggregate face amount and term(s) of the Bankers' Acceptances to be accepted by it, which term(s) shall be identical for all Lenders. The aggregate face amount of Bankers' Acceptances to be accepted by a Lender shall be determined by the Administrative Agent by reference to the respective Commitments of the Lenders, except that, if the face amount of a Bankers' Acceptance would not be One Hundred Thousand Canadian Dollars (Cdn.$100,000) or a whole multiple thereof, the face amount shall be increased or reduced by the Administrative Agent in its sole discretion to the nearest whole multiple of One Hundred Thousand Canadian Dollars (Cdn.$100,000);

(ii)
unless requested by the Borrower not to purchase the subject Bankers' Acceptances, each Lender shall transfer to the Administrative Agent at the Branch for value on each Borrowing Date immediately available Canadian Dollars in an aggregate amount equal to the BA Discount Proceeds of all Bankers' Acceptances accepted and sold or purchased by the Lender on such Borrowing Date, net of the applicable Bankers' Acceptance Fees in respect of such Bankers' Acceptances. Each Lender shall also advise the Administrative Agent (which shall promptly give the relevant particulars to the Borrower) as soon as possible of the discount rate at which it has sold or purchased its Bankers' Acceptances;

(iii)
if the Borrower requests the Lenders not to purchase the subject Bankers' Acceptances, each Lender will forward the subject Bankers' Acceptances to the Administrative Agent for delivery against payment of the applicable Bankers' Acceptance Fees; and

(iv)
if the Administrative Agent determines that all the conditions precedent to a Borrowing specified in this Agreement have been met or waived, it shall advance to the Borrower the amount delivered by each Lender by crediting the Borrower's Account prior to 12:00 p.m. on the Borrowing Date, or, if applicable shall deliver the Bankers' Acceptances as directed by the Borrower, but if the conditions precedent to the Borrowing are not met or waived by 2:30 p.m. on the Borrowing Date, the

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Administrative Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Advance is made.

(d)
Payment. The Borrower shall provide for the payment to the Administrative Agent for the account of the Lenders of the face amount of each Bankers' Acceptance at its maturity, either by payment of the amount thereof or through utilization of the Credit Facility in accordance with this Agreement (by rolling over the Bankers' Acceptance or converting it into other Accommodation or a combination thereof). The Borrower will continue to be required to provide as aforesaid for each Bankers' Acceptance at maturity notwithstanding the fact that a Lender may be the holder of the Bankers' Acceptance which has been accepted by such Lender.

(e)    Collateralization.

(i)
If any Bankers' Acceptance is outstanding on the Demand Date or the Maturity Date, the Borrower shall on such date pay to the Administrative Agent for the account of the Lenders at the Branch in Canadian Dollars an amount equal to the face amount of such Bankers' Acceptance.

(ii)
All funds received by the Administrative Agent pursuant to Subsection 2.7(e) shall be held by the Administrative Agent for set-off on the maturity date of the Bankers' Acceptance against the liability of the Borrower to the Lender in respect of such Bankers' Acceptance and, until then, shall be invested from time to time in such form of investment at the Branch designated by the Borrower and approved by the Administrative Agent, for a term corresponding to the Maturity Date of the applicable Bankers' Acceptance and shall bear interest at the rate payable by the Administrative Agent on deposits of similar currency, amount and maturity. The balance of all such funds (together with interest thereon) held by the Administrative Agent will be applied to repayment of all debts and liabilities of the Borrower to the Lender under this Agreement and the Credit Documents and following repayment of all such debts and liabilities any amount remaining shall be paid to the Borrower or as otherwise required by law.

(f)
Notice of Rollover or Conversion. The Borrower shall give the Administrative Agent notice in the form attached as Schedule 2(C) not later than 12:00 p.m. (Toronto, Ontario time) at least two (2) Business Days prior to the maturity date of Bankers' Acceptances having an aggregate principal amount equal to or exceeding Two Hundred and Fifty Thousand Canadian Dollars (Cdn.$250,000), specifying the Accommodation into which the Bankers' Acceptances will be renewed or converted on maturity.

(g)
Obligations Absolute. The obligations of the Borrower with respect to Bankers' Acceptances under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

(i)	any lack of validity or enforceability of any Draft accepted by a Lender as a Bankers' Acceptance; or

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(ii)
the existence of any claim, set-off, defence or other right which the Borrower may have at any time against the holder of a Bankers' Acceptance, a Lender or any other person or entity, whether in connection with this Agreement or otherwise.

(h)	Shortfall on Drawdowns, Rollovers and Conversions. The Borrower agrees that:

(i)	the difference between the amount of a Borrowing requested by the Borrower by way of Bankers' Acceptance and the actual proceeds of the Bankers' Acceptance;

(ii)	the difference between the actual proceeds of a Bankers' Acceptance, and the amount required to pay a maturing Bankers' Acceptance if a Bankers' Acceptance is being rolled over; and

(iii)	the difference between the actual proceeds of a Bankers' Acceptance and the amount required to repay any Borrowing which is being converted to a Bankers' Acceptance,

shall be funded and paid by the Borrower from its own resources, by 12:00 p.m. (Toronto, Ontario time) on the day of the Borrowing or may be advanced as a Prime Rate Loan if the Borrower is otherwise entitled to such Accommodation and the Administrative Agent will apply such Prime Rate Loan to discharge the obligations of the Borrower under such Bankers' Acceptance. Any such Prime Rate Loan so made shall be subject to the terms and provisions of this Agreement, including payment of interest at the rates specified in Section 3 .1.

(i)
Depository Bills and Notes Act. At the option of any Lender, Bankers' Acceptances under this Agreement to be accepted by that Lender may be issued in the form of Depository Bills for a deposit with the Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada). All Depository Bills so issued shall be governed by the provisions of this Section 2.7.

2.8    Safekeeping of Drafts

The responsibility of the Administrative Agent and the Lenders in respect of the safekeeping of Drafts, Bankers' Acceptances, Discount Notes and other bills of exchange which are delivered to any of them hereunder shall be limited to the exercise of the same degree of care which such party gives to its own property, provided that such party shall not be deemed to be an insurer thereof.

2.9    Certification to Third Parties

The Administrative Agent will promptly provide to the Borrower and third parties at the request of the Borrower a certificate as to the Canadian Dollar Amount of Accommodations outstanding from time to time under this Agreement, and giving such other particulars in respect of the Indebtedness as the Borrower may reasonably request.

2.10    BA Equivalent Loans and Discount Notes

(a)
Whenever the Borrower requests a Loan by way of Bankers' Acceptances, each Non-Acceptance Lender shall, in lieu of accepting a Bankers' Acceptance, make a BA Equivalent Loan in an amount equal to the Non-Acceptance Lender's percentage of the Loan.

(b)	As set out in the definition of Bankers' Acceptances, that term includes Discount Notes and all terms of this Agreement applicable to Bankers' Acceptances shall apply equally to

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Discount Notes evidencing BA Equivalent Loans with such changes as may in the context be necessary. For greater certainty:

(i)	the term of a Discount Note shall be the same as the term for Bankers' Acceptances accepted and purchased on the same Borrowing Date in respect of the same Loan;

(ii)	an acceptance fee will be payable in respect of a Discount Note and shall be calculated at the same rate and in the same manner as the acceptance fee in respect of a Bankers' Acceptance; and

(iii)
the CDOR rate applicable to a Discount Note shall be the CDOR rate applicable to Bankers' Acceptances accepted by a Lender on the same drawdown, rollover or conversion, as the case may be, in respect of the same Loan.

ARTICLE 3
INTEREST

3.1    Interest on Prime Rate Loans

Each Prime Rate Loan shall bear interest (both before and after demand, maturity, default and, to the extent permitted by law, judgment, with interest on overdue interest at the same rate) from and including the Borrowing Date for such Loan to, but not including, the date of repayment of such Loan on the unpaid principal amount of such Loan at a nominal rate per annum equal to the Prime Rate plus the Applicable Margin, which shall, in each case, change automatically without notice to the Borrower as and when: (i) the Prime Rate shall change so that at all times the rates set forth above shall be the Prime Rate then in effect; and (ii) the Applicable Margin shall change so that at all times the Applicable Margin shall be computed on the basis of the actual rating of the Borrower then in effect. Interest on each Prime Rate Loan shall be computed on the basis of the actual number of days elapsed divided by 365 or 366, as applicable. Interest in respect of outstanding Prime Rate Loans shall be payable monthly in arrears on the first Business Day of each month; provided, however, that interest on overdue interest shall be payable on demand.

3.2    Interest on Overdue Amounts

The Borrower will on demand pay interest to the Administrative Agent on all amounts (other than as provided in Section 3 .1) payable by the Borrower pursuant to this Agreement that are not paid when due at the Prime Rate plus the Applicable Margin plus 2% per annum, in the case of amounts payable in Canadian Dollars, calculated daily and compounded monthly from the date of payment until paid in full (both before and after demand, maturity, default and, to the extent permitted by law, judgment), with interest on overdue interest at the same rate.

3.3    Other Interest

The Borrower shall pay interest on all amounts payable hereunder at the rate specified herein or, if no rate is specified, at the Prime Rate plus the Applicable Margin calculated daily and compounded monthly, from the date due until paid in full (both before and after demand, maturity, default and, to the extent permitted by law, judgment).

3.4    Interest Act (Canada)

For the purpose of the Interest Act (Canada), the yearly rate of interest to which interest calculated on the basis of a year of three hundred and sixty (360) or three hundred and sixty-five (365) days is equivalent is

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the rate of interest as so determined multiplied by the actual number of days in such year divided by three hundred and sixty (360) or three hundred and sixty-five (365), respectively.

3.5    Deemed Reinvestment Principle

For the purpose of the Interest Act (Canada), the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

3.6    Maximum Return

It is the intent of the parties hereto that the return to the Lenders pursuant to this Agreement shall not exceed the maximum return permitted under the laws of Canada and if the return to the Lenders would, but for this provision, exceed the maximum return permitted under the laws of Canada, the return to the Lenders shall be limited to the maximum return permitted under the laws of Canada and this Agreement shall automatically be modified without the necessity of any further act or deed to give effect to the restriction on return set forth above.

3.7    Inability to Determine Rates

(a)
If the Administrative Agent or Lenders determine that for any reason a market for Bankers' Acceptances does not exist at any time or the Lenders cannot for other reasons, after reasonable efforts, readily sell Bankers' Acceptances or perform their other obligations under this Agreement with respect to Bankers' Acceptances, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the Borrower's right to request the acceptance of Bankers' Acceptances shall be and remain suspended until the Lenders determine and the Administrative Agent notifies the Borrower and each Lender that the condition causing such determination no longer exists. Any notice of drawdown or rollover in respect of a Bankers' Acceptance which is outstanding shall be cancelled and any outstanding notice of conversion to convert a Prime Rate Loan into a Bankers' Acceptance shall be cancelled and the request for a drawdown or rollover by means of Bankers' Acceptance shall be deemed to be a request for a drawdown of, or rollover to, a Prime Rate Loan in the face amount of the requested Bankers' Acceptance.

(b)
If a Market Disruption Event occurs for the Majority Lenders, which Lenders shall have aggregate Commitments representing at least 66.7% of the total Commitment (the "Requisite Disruption Lenders"), in relation to a Prime Rate Loan, Bankers' Acceptance or Discount Note for any period, then the rate of interest on such Prime Rate Loan, Bankers' Acceptance or Discount Note for such period (which, in any event, will not commence prior to the date the Borrower is notified in writing of such Market Disruption Event) for such Requisite Disruption Lenders shall be the rate per annum which is the sum of:

(i)	the Applicable Margin for such Prime Rate Loan, Bankers' Acceptance or Discount Note for such period; plus

(ii)
the rate notified by such Requisite Disruption Lenders to the Borrower as soon as practicable and, in any event, before interest is due to be paid in respect of that period, to be that which expresses as a percentage rate per annum the cost to such Lenders of funding the Prime Rate Loan, Bankers' Acceptance or Discount Note from whatever source they may reasonably select.

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If a Market Disruption Event occurs with respect to Requisite Disruption Lenders and such Requisite Disruption Lenders, the Administrative Agent or the Borrower so requires, such Requisite Disruption Lenders, the Borrower and the Administrative Agent shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing on a substitute basis for determining the rate of interest applicable in respect of such Requisite Disruption Lenders. Any alternative basis agreed pursuant to this Section 3.7(b) for such Requisite Disruption Lenders shall be binding on all such parties, it being agreed that such alternative basis shall apply only to such Requisite Disruption Lenders. In the absence of such agreement, the rate of interest applicable to any such Lender shall be the rate provided for above in this Section 3.7(b). If a Market Disruption Event occurs with respect to Requisite Disruption Lenders at any time, the Borrower may request that any outstanding notice of drawdown by way of, or rollover of Bankers' Acceptance be deemed to be a request for a drawdown of, or conversion to, a Prime Rate Loan and that any outstanding notice of conversion to convert a Prime Rate Loan into a Bankers' Acceptance shall be cancelled.

ARTICLE 4
FEES

4.1    Acceptance Fees

Upon the acceptance of any Draft pursuant to this Agreement, the Borrower will pay to the Agent for the account of the relevant Lenders an acceptance fee in Canadian Dollars calculated on the face amount and the term of such Draft, in accordance with the Applicable Margin in effect on the date of acceptance. The acceptance fees payable by the Borrower shall be calculated on the face amount of the Bankers' Acceptance or the principal amount of a Discount Note, and shall be calculated on the basis of the number of days in the term of such Bankers' Acceptance or Discount Note, as the case may be.

4.2    Standby Fee

The Borrower shall pay to the Administrative Agent a standby fee in Canadian Dollars so long as the Administrative Agent has not demanded or the Lenders have not ceased to make further advances under Section 11.2, calculated in accordance with the Applicable Margin on the amount of the Undisbursed Credit in existence during the period of calculation and as adjusted automatically upon any change thereof. Accrued standby fees shall be calculated quarterly and be due and payable quarterly in arrears on the first Business Day after the end of each quarter of each Fiscal Year of the Borrower.

4.3    Basis of Calculation of Fees

The fees payable under Sections 4.1, 4.2 and 4.3 with respect to any period shall be calculated on the basis of the actual number of days in such period divided by three hundred and sixty-five (365) days or three hundred and sixty-six (366) days, as the case may be.

ARTICLE 5
PAYMENT

5.1    Voluntary Repayment of Outstanding Accommodations

(a)	Repayments. The Borrower shall have the right to voluntarily repay, which for the purpose of (i), (ii) and (iii) below includes renewals and conversions of, outstanding

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Accommodations from time to time on any Business Day without premium on the terms and conditions set forth in this Section and thereby permanently reducing the Credit Facility:

(i)
with respect to any voluntary repayment of Accommodation, unless the Administrative Agent with the consent of the Lenders otherwise approves, the Canadian Dollar Amount of Accommodation included in such repayment shall be Ten Million Canadian Dollars (Cdn.$10,000,000) or whole multiples of One Million Canadian Dollars (Cdn.$1,000,000) or the entire amount of that type of Accommodation outstanding, and the Borrower shall give the Administrative Agent a written notice of repayment, specifying the amount, the type or types of Accommodation(s) to be included in the repayment (and where such Accommodation includes any Loan, the currency thereof and the interest rate applicable thereto) and the applicable voluntary repayment date, which notice shall be irrevocable by the Borrower. The notice of repayment shall be given to the Administrative Agent not later than 12:00 p.m. (Toronto, Ontario time) on the second Business Day preceding the applicable repayment date in the case of Loans with a Canadian Dollar Amount in the aggregate equal to or greater than Ten Million Canadian Dollars (Cdn.$10,000,000).

(ii)	in all other cases, notice of repayment shall be given on the applicable repayment date;

(iii)
any notice of repayment received by the party entitled thereto on any Business Day after 12:00 p.m. (Toronto, Ontario time) shall be deemed to have been given to such party on the next succeeding Business Day. A notice of repayment of Accommodation may be included as part of a Notice of Borrowing in respect of other Accommodation; and

(iv)
on the applicable voluntary repayment date the Borrower shall pay to the Administrative Agent for the account of the Lenders, the amount of any Accommodation that is subject to the repayment, together with all interest and other fees and amounts accrued, unpaid and due in respect of such repayment; provided, however; that accrued interest will not be repayable prior to the applicable interest payment date in Section 3.1 in respect of Prime Rate Loans unless the full balance outstanding thereunder is voluntarily repaid.

(b)
Repayment of Accommodations in form of Bankers' Acceptances or Discount Notes. No repayment of outstanding Accommodation in the form of Bankers' Acceptance or Discount Note shall be made otherwise than upon its expiration or maturity date.

5.2    Repayment on Maturity Date and Extension

(a)
Subject to Subsection 2.7(e) and to this Section, the Borrower shall repay in full all outstanding Accommodations, together with all interest, fees and other amounts payable hereunder on the Maturity Date to the Administrative Agent for the account of the Lenders.

(b)
If, no earlier than one hundred and eighty (180) and no later than ninety (90) days prior to the expiry of the Revolving Period, or any subsequent extension approved by the Administrative Agent, with the consent of the Lenders, pursuant to this Subsection 5.2(b), the Borrower delivers to the Administrative Agent a notice in the form of Schedule 3 (a

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"Notice of Extension") requesting that such Maturity Date be extended for a further three hundred and sixty-four (364) day period and if the Administrative Agent, with the consent of the Lenders, gives notice to the Borrower within thirty (30) days from the date of receipt of such Notice of Extension by the Administrative Agent, that the Lenders agree to the request of the Borrower for such extension, then the Maturity Date shall be extended for a three hundred and sixty-four (364) day period commencing on the date stipulated in the Administrative Agent's notice to the Borrower. The Lenders agree that they shall give or withhold their consent in a timely manner so that the Administrative Agent may provide a response to the Notice of Extension within thirty (30) days from the date of such receipt. If a Lender does not provide a response to the Administrative Agent within such thirty (30) day period from the date of such receipt of the Notice of Extension, such Lender shall be deemed to have withheld its consent to the Borrower's extension request. The Borrower shall be entitled to replace any Lender which dissents in response to the Notice of Extension (a "Dissenting Lender") with another existing Lender or Lenders without the consent of any of the remaining Lenders; or to replace a Dissenting Lender with any financial institution which is not an existing Lender without the consent of any of the remaining Lenders, provided that the Administrative Agent has first consented in writing to such replacement of the Dissenting Lender. The Borrower shall be entitled, with the unanimous consent of the Lenders who have agreed to extend, to cancel the Commitment of any Dissenting Lender and repay such Dissenting Lender. Any Notice of Extension delivered by the Borrower shall be accompanied by a Borrower's Certificate of Compliance.

(c)
In the event a Notice of Extension is not delivered by the Borrower or the Credit Facility is not extended, the Borrower shall, subject to Subsection 2.7(e), repay all Accommodations then outstanding in equal quarterly instalments over the following one-year period.

5.3    Excess Accommodations

In addition to the other repayment rights, obligations or options set forth in this Article, if the aggregate Canadian Dollar Amount of all Accommodations outstanding under the Credit Facility at any time exceeds the then limit of such Credit, the Borrower shall immediately upon request of the Administrative Agent repay such excess.

5.4    Illegality

Notwithstanding any other provision of this Agreement, if the making or continuation of any Accommodation shall have been made unlawful or prohibited due to compliance by any of the Administrative Agent and the Lenders in good faith with any change made after the date hereof in any law or governmental rule, regulation, guideline or order, or in any interpretation or application of any law or governmental rule, regulation, guideline or order by any competent authority, or with any request or directive (whether or not having the force of law) by any central bank, reserve board, superintendent of financial institutions or other comparable authority made after the date hereof, then the Administrative Agent will give notice thereof to the Borrower which shall repay such Accommodation within a reasonable period or such shorter period as may be required by law. During the continuation of any such event the Lenders will have no obligation under this Agreement to make or continue any Accommodations affected thereby.

ARTICLE 6
PAYMENTS AND INDEMNITIES

6.1    Payments on Non-Business Days

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Unless otherwise provided herein, whenever any payment to be made under this Agreement shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest or fees shall be payable at the appropriate rate during such extension.

6.2    Method and Place of Payment

Unless otherwise provided herein, all payments made by the Borrower to the Administrative Agent under this Agreement will be made not later than 2:00 p.m. (Toronto, Ontario time) on the date when due, and all such payments will be made in immediately available funds. Any amounts received after that time shall be deemed to have been received by the Administrative Agent on the next Business Day.

6.3    Net Payments

All payments by the Borrower under this Agreement shall be made without set-off or counterclaim or other deduction and without regard to any equities between the Borrower and the Administrative Agent or any of the Lenders or any other Person and free and clear of, and without reduction for or on account of, any present or future levies, imposts, duties, charges, fees, deductions or other withholdings, and if the Borrower is required by law to withhold any amount, then the Borrower will increase the amount of such payment to an amount which will ensure that the Administrative Agent receives the full amount of the original payment.

6.4    Administrative Agent May Debit Account

The Administrative Agent may debit any accounts of the Borrower with the Administrative Agent for any payment or amount due and payable by the Borrower pursuant to this Agreement without further direction from the Borrower to the Administrative Agent; provided that any such debit is not in conflict with the provisions of the Trust Indenture but in any event such debits may be made in accordance with the Administrative Agent's centralized cash management arrangements with the Borrower.

6.5    Currency of Payment

Accommodations shall be repaid by the Borrower to the Administrative Agent or a Lender as required under this Agreement in the currency in which such Accommodation was obtained. Any payment on account of an amount payable under this Agreement in a particular currency (the "Proper Currency")required by any authority having jurisdiction to be made (or which a Lender elects to accept) in a currency (the "Other Currency") other than the Proper Currency, whether pursuant to a judgment or order of any court or tribunal or otherwise, shall constitute a discharge of the Borrower's obligations under this Agreement only to the extent of the amount of the Proper Currency which each applicable Lender is able, as soon as practicable after receipt by it of such payment, to purchase with the amount of the Other Currency so received. If the amount of the Proper Currency which a Lender is so able to purchase is less than the amount of the Proper Currency originally due to it, the Borrower shall indemnify and hold such Lender harmless from and against all losses, costs, damages or expenses which such Lender may sustain, pay or incur as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from any other obligation contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lenders from time to time, shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or under any judgment or order and shall not merge in any order of foreclosure made in respect of any of the security given by the Borrower to or for the benefit of any Lender.

6.6    Increased Costs

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If after the date of this Agreement any change in any law, regulation, treaty, directive, reserve or special deposit requirement or in the interpretation or application thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by a Lender with any request or directive (whether or not having the force of law) by any central bank, reserve board, superintendent of financial institutions, fiscal, monetary or other comparable authority shall:

(a)
subject the Lender to any tax of any kind whatsoever with respect to this Agreement or any Accommodation or change the basis of taxation of payments to the Lender of principal, interest; fees or any other amount payable under this Agreement (except for changes in the rate of tax on the overall net income of the Lender or capital tax imposed by the laws of Canada or any political subdivision thereof or taxing authority therein); or

(b)
impose, modify or make applicable any capital adequacy, reserve, assessment, special deposit or loans or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or Loans or other Accommodations, credit facilities or commitments made available by, or any other acquisition of funds by, the Lender;

and the result of any of the foregoing is to impose or increase the cost to the Lender of making or maintaining any part of the Credit Facility or any Accommodations or to reduce any amount receivable by the Lender under this Agreement with respect thereto, then, in any such case, the Borrower shall pay to the Administrative Agent for the account of the relevant Lender within thirty (30) days after the date of demand by the Administrative Agent such additional amounts necessary to fully compensate the Lender for such additional cost or reduced amount receivable. If a Lender becomes entitled to claim any additional amounts pursuant to this Section, the Administrative Agent shall promptly upon receipt of particulars from the relevant Lender notify the Borrower of the event by reason of which the Lender has become so entitled and provide the Borrower with an explanation of the manner in which the liability of the Borrower under this Section has been determined. A certificate of the Lender as to any such additional amounts payable to it shall be prima facie evidence of the amount due. The Borrower shall have no obligation under this Section if any increase is due to the action of or change of status of any Lender.

6.7    General Indemnity

The Borrower shall indemnify the Administrative Agent and the Lenders and their directors, officers, employees, attorneys and agents against and hold each of them harmless from any loss, liabilities, damages, claims, costs and expenses (including fees and expenses of counsel to the Administrative Agent and the Lenders on a solicitor and his own client basis and reasonable fees and expenses of all independent consultants) (each a "Claim") suffered or incurred by any of them arising out of, resulting from or in any manner connected with or related to:

(a)	any Environmental Matter, Environmental Liability or Environmental Proceeding; and

(b)	any loss or expense incurred in liquidating or re-employing deposits from which such funds were obtained, which the Administrative Agent or Lender may sustain or incur as a consequence of:

(i)	failure by the Borrower in proceeding with a Borrowing after the Borrower has given a Borrowing Notice;

(ii)	failure by the Borrower in repaying a Borrowing after the Borrower has given a notice of repayment;

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(iii)	any breach, non-observance or non-performance by the Borrower of any of its obligations, covenants, agreements, representations or warranties contained in this Agreement; and

(iv)	the repayment of any Bankers' Acceptance or Discount Note otherwise than on the maturity date thereof.

The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to any of the Administrative Agent and the Lenders at common law or otherwise and this Section shall survive the repayment of the Accommodations and the termination of this Agreement. A certificate of the Lender as to any. such loss or expense, providing details of the calculation of such loss or expense, shall be prima facie evidence.

6.8    Outstanding Bankers' Acceptances or Discount Notes

If the Credit Facility is terminated at any time prior to the maturity date of any Bankers' Acceptance or Discount Note issued hereunder, the Borrower shall pay to the Lenders, on demand, an amount with respect to each such Bankers' Acceptance or Discount Note equal to the total amounts which would be required to purchase in the Canadian Dollars market, as of 10:00 a.m. (Toronto, Ontario time) on the date of payment of such demand, Government of Canada treasury bills in an aggregate amount equal to the face amount of such Bankers' Acceptance and Discount Note and having in each case a term to maturity similar to the period from such demand to maturity of such Bankers' Acceptance or Discount Note. Upon payment by the Borrower as required under this paragraph, the Borrower shall have no further liability in respect of each such Bankers' Acceptance or Discount Note and the Lenders shall be entitled to all of the benefits of, and be responsible for all payments to third parties under such Bankers' Acceptance or Discount Note, and the Lenders shall indemnify and hold harmless the Borrower in respect of all amounts which the Borrower may be required to pay under each such Bankers' Acceptance or Discount Note to any party other than the Lenders.

6.9    Replacement of Lender

Notwithstanding any other item or condition of this Agreement, if the Borrower becomes obligated in respect of a Lender to pay any additional amounts as provided in Section 6.6 and such additional payments are of a permanent nature, then the Borrower may, at its option, upon thirty (30) Business Days notice to the Administrative Agent and that Lender (which notice shall be irrevocable):

(a)
require such Lender to assign its full Commitment under which such Advances were made (such commitments being the "Affected Commitments") and all outstanding Advances thereunder, to one or more assignees identified by the Borrower and acceptable to the Administrative Agent, acting reasonably, the assignment(s) to which assignee(s) shall have been made in accordance with Section 12.15; or

(b)
terminate the Affected Commitments and repay to such Lender any Advances outstanding thereunder to the extent such Affected Commitments and Advances thereunder are not assigned pursuant to Subsection 6.9(a).

ARTICLE 7
SECURITY

7.1    Security

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As a general and continuing security for the due payment and performance of all present and future indebtedness, liabilities and obligations of the Borrower to the Administrative Agent and to the Lenders under this Agreement, the Borrower shall provide to the Administrative Agent on behalf of the Lenders a pledge of the Pledged Bond, such pledge to be pursuant to the Bond Delivery Agreement.

ARTICLE 8
REPRESENTATIONS AND WARRANTIES

8.1    Representations and Warranties

To induce the Lenders to make Accommodations available to the Borrower, each of the Borrower and the General Partner, in its personal capacity, represents and warrants to the Administrative Agent and the Lenders that the following are true and correct in all material respects:

(a)	the Borrower is a limited partnership existing pursuant to the terms of the Partnership Act (Alberta) and has the legal capacity and right to own its property and assets and to carry on the Business;

(b)
the General Partner is a corporation, duly and validly incorporated, organized and existing as a corporation under the laws of the Province of Alberta and has the legal capacity to act as the General Partner of the Borrower;

(c)
each of the Borrower and the General Partner has the legal capacity and right to enter into the Credit Documents and do all acts and things and execute and deliver all agreements, documents and instruments as are required thereunder to be done, observed or performed by it in accordance with the terms and conditions thereof;

(d)
each of the Borrower and the General Partner has taken all necessary action to authorize the creation, execution and delivery of each of the Credit Documents, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby;

(e)
each of the Credit Documents has been duly executed and delivered by each of the Borrower and the General Partner and constitutes a valid and legally binding obligation of the Borrower enforceable against it in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, arrangement or other statutes or judicial decisions affecting the enforcement of creditors' rights in general and to general principles of equity under which specific performance and injunctive relief may be refused by a court in its discretion;

(f)
there is no existing, pending or, to the knowledge of the Borrower or the General Partner, threatened litigation by or against either of them which could reasonably be expected to be adversely determined to the rights of the Borrower or the General Partner and which could reasonably be expected to cause a Material Adverse Effect; no event has occurred, and no state or condition exists, which could give rise to any such litigation; provided, however, that if the Borrower has disclosed to the Lenders litigation which is not in compliance with the foregoing and the Lenders have waived all or any part of such non-compliance, no further waiver shall be required in respect of such litigation to the extent that the same has been waived by the Lenders;

(g)	there has been no change which could reasonably be expected to cause a Material Adverse Effect;

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(h)	the Borrower is in compliance with all Applicable Laws where any non-compliance could reasonably be expected to cause a Material Adverse Effect;

(i)
all Governmental Approvals and other consents necessary to permit the Borrower and the General Partner (i) to execute, deliver and perform each Credit Document and to consummate the transactions contemplated thereby, and (ii) to own and operate the Business, have been obtained or effected and are in full force and effect.    The Borrower is in compliance with the requirements of all such Governmental Approvals and consents and there is no Claim existing, pending or, to the knowledge of the Borrower or the General Partner, threatened which could result in the revocation, cancellation, suspension or any adverse modification of any of such Governmental Approvals or consent (except as may hereafter arise and be disclosed to the Administrative Agent);

(j)	no Default or Event of Default under this Agreement or the Trust Indenture has occurred;

(k)	the Borrower has good and marketable title to, in each case free and clear of all Security Interests, other than Permitted Encumbrances, all assets acquired under the Acquisition;

(1)	the Borrower has paid all taxes due and owing to date;

(m)
no essential portion of the Borrower's real or leased property has been taken or expropriated by any Governmental Body nor has written notice or proceedings in respect thereof been given or commenced nor is the Borrower aware of any intent or proposal to give any such notice or commence any such proceedings;

(n)	the Principal Property in the name of the General Partner are and will be held by the General Partner in trust for the Borrower;

(o)	except as disclosed to the Administrative Agent:

(i)
the Borrower does not have any knowledge of any Environmental Adverse Effect or any condition existing at, on or under the Principal Property which, in any case or in the aggregate, with the passage of time or the giving of notice or both, could reasonably be expected to give rise to liability of the Borrower resulting in a Material Adverse Effect;

(ii)
the Borrower has no knowledge of any present or prior leaks or spills with respect to underground storage tanks and piping system or any other underground structures existing at, on or under Principal Property or of any past violations by any Applicable Laws, policies or codes of practice involving the Principal Property, which violations, in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(iii)
the Borrower has no knowledge that it has any obligation under any Environmental Laws to pay any compensation or damages resulting from the operation of the Principal Property, or that it will have any such obligation resulting from the maintenance and operation of the Principal Property, which, in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

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(iv)
the Borrower has no Environmental Liability which, in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect except as disclosed by the Borrower to the Administrative Agent in writing prior to the Effective Date;

(p)
the Borrower is not as at the date that this representation is made or deemed to be made the subject of any civil, criminal or regulatory proceeding or governmental or regulatory investigation with respect to Environmental Laws nor is it aware of any threatened proceedings or investigations which, in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect except as disclosed in accordance with the notice requirements set out in Section 9.2. The Borrower is actively and diligently proceeding to use all reasonable efforts to comply with all Environmental Laws and all such activities are being carried on in a prudent and responsible manner and with all due care and due diligence;

(q)	as of the Effective Date, the Borrower has no Subsidiaries other than Permitted JA Subsidiaries;

(r)
the authorized capital of the General Partner consists of an unlimited number of common shares. All of the shares issued are duly issued and outstanding as fully paid and non-accessible. The sole beneficial holders of such outstanding shares are SNC-Lavalin Energy Alberta Ltd. and SNC-Lavalin GP Holdings Ltd.;

(s)	no labour disturbance by the employees of the Borrower exist or, to the knowledge of the Borrower, is imminent, that could reasonably be expected to have a Material Adverse Effect;

(t)	the sole limited partner of the Borrower is AltaLink Investments, L.P.;

(u)
all of the property of the Borrower is insured with good and responsible companies against fire and other casualties in the same manner and to the same extent as such insurance usually carried by Persons carrying on a similar business and owning similar property and the Borrower maintains or causes to be maintained with good and responsible insurance companies adequate insurance against business interruption with respect to the operations of all of such property and liability on account of damage to Persons or property, including damages resulting from product liability, and all applicable workers compensation laws, in the same manner and to the same extent as such insurance is usually carried by Persons carrying on a similar business and owning similar property; and

(v)	there is no damage or destruction to any of the property of the Borrower by fire or other casualty which could have a Material Adverse Effect that has not been repaired.

8.2    Survival of Representations and Warranties

All representations and warranties contained in this Agreement, the Credit Documents and any certificate or document delivered pursuant hereto shall survive the execution and delivery of this Agreement and the Credit Documents, the advance of each Accommodation and exercise of any remedies under this Agreement or under any of the Credit Documents, notwithstanding any investigation made at any time by or on behalf of the Administrative Agent or the Lenders.

ARTICLE 9
COVENANTS

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9.1    Trust Indenture

The Borrower covenants and agrees that so long as any Accommodation is outstanding or the Borrower is entitled to obtain any Accommodation under the Credit Facility, the Borrower will comply with all of the covenants, both positive and negative, contained in the Trust Indenture which are incorporated by reference into this Agreement. Non-compliance by the Borrower with any of these covenants cannot be waived by the Lenders other than m accordance with
Subsection 12.8(c).

9.2    Covenants

The Borrower covenants and agrees that, so long as any Accommodation is outstanding or the
Borrower is entitled to obtain any Accommodation under the Credit Facility:

(a)	Information and Certificates. The Borrower shall furnish to the Administrative Agent, with sufficient copies for all Lenders:

(i)
at the time the same are sent, copies of all financial statements, annual budgets and such other information or material which is reasonably requested by the Administrative Agent including, without limitation, copies of all reports, notices, and other documents, if any, which the Borrower may make to, or file with, any Governmental Authority or which may be required to be delivered to the Trustee under the Trust Indenture including, without limitation, notice of any "Event of Default" under the Trust Indenture, at the time such documents are required to be delivered to the Trustee in accordance with the provisions of the Trust Indenture;

(ii)	copies of any Supplemental Indenture which amends in any way the Trust Indenture, the Fifteenth Supplemental Indenture or the Series 15 Bond; and

(iii)	upon delivery of each of the items set out in paragraphs 6.4(a)(i) and (ii) of the Trust Indenture, the Borrower's Certificate of Compliance.

(b)
Payments Under This Agreement and Credit Documents. The Borrower shall pay, discharge or otherwise satisfy all amounts payable under this Agreement in accordance with the terms of this Agreement and all amounts payable under any Credit Document in accordance with the terms thereof.

(c)	Proceeds. The Borrower shall use the proceeds of any Accommodation only for the purposes permitted pursuant to Section 2.1.

(d)
Inspection of Property, Books and Records, Discussions. The Borrower shall keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Applicable Laws shall be made of all dealings and transactions in relation to its business and activities, and permit representatives and agents of the Administrative Agent upon reasonable notice to the Borrower and during business hours, to visit and inspect any of the properties and examine and make abstracts from any of the books and records of the Borrower as often as may reasonably be desired, and, subject to applicable securities laws, to discuss the    business, operations, property, condition and prospects (financial or otherwise) of the Borrower with those officers and employers of the Borrower designated by its senior executive officers.

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(e)
Anti-Money Laundering and Terrorist Financing. The Borrower has taken, and shall continue to take, commercially reasonable measures (in any event as required by Applicable Law) to ensure that it is and shall be in compliance with the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and all other present and future Applicable Laws of similar application to which the Borrower is subject.

(f)	Notices. The Borrower shall promptly give notice to the Administrative Agent of:

(i)	the occurrence of any Default or Event of Default;

(ii)
the commencement of, or receipt by the Borrower of a written threat of, any action, suit or proceeding against or affecting the Borrower before any court or arbitrator or before or by any Governmental Authority, in Canada or elsewhere, or before any board, which claims in excess of Twenty-five Million Dollars (Cdn.$25,000,000) or which, in any case or in the aggregate, has, or has any reasonable likelihood of having, a Material Adverse Effect or a material adverse change on the business, operations or assets of the Borrower, taken as a whole, and such further information in respect thereof as the Administrative Agent may request from time to time;

(iii)
any notice of any violation or administrative or judicial complaint or order having been filed or, to the Borrower's knowledge, about to be filed against the Borrower which has, or has any reasonable likelihood of having, a Material Adverse Effect or a material adverse change on the business, operations or assets of the Borrower, taken as a whole;

(iv)
any notice from any Governmental Authority or any other Person alleging that the Borrower is or may be subject to any Environmental Liability which has, or has any reasonable likelihood of having, a Material Adverse Effect or a material adverse change on the business, operations or assets of the Borrower, taken as a whole;

(v)
the occurrence or non-occurrence of any other event which has, or has a reasonable likelihood of having, a Material Adverse Effect or which has a material adverse change on the business, operations or assets of the Borrower, taken as a whole;

(vi)	any changes in the ownership structure to the Borrower; and

(vii)    any notice of a change in rating by one or more Rating Agencies.

(g)
Permitted Joint Arrangements. (i) The total equity investment of the Borrower in Permitted JA Subsidiaries (such as Kainai Link, L.P. to the extent that it meets the definition of Permitted JA Subsidiary) and Permitted Joint Arrangements shall not exceed an aggregate amount equal to Cdn.$200,000,000; and (ii) the Borrower shall not form any Subsidiaries other than Permitted JA Subsidiaries and shall not enter into any Joint Arrangements other than Permitted Joint Arrangements. The Borrower shall deliver to the Administrative Agent not later than sixty (60) days after the end of each fiscal quarter, an Officer's Certificate certifying as to the matters in this Paragraph (g) including regarding what portion of the above Cdn.$200,000,000 has been used and how/where it has been used.

9.3    Maintenance of Total Capitalization

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(a)
The Borrower covenants and agrees that, so long as any Accommodation is outstanding or the Borrower is entitled to obtain any Accommodation under the Credit Facilities, the aggregate amount of all Indebtedness of the Borrower (other than Financial Instrument Obligations in accordance with Section 6.3 of the Trust Indenture) shall not exceed seventy-five percent (75%) of the Total Capitalization of the Borrower. For greater certainty, for the purposes of this Section 9.3, (i) the foregoing calculations of both the aggregate amount of all Indebtedness of the Borrower and the Total Capitalization of the Borrower shall exclude any non• recourse debt incurred by Permitted JA Subsidiaries in connection with their related Permitted Joint Arrangements as well as any equity contributions made in respect of such Permitted Joint Arrangements, to the extent in each case that the Borrower is in compliance with Section 9 .2(g) in respect of such joint arrangement, and (ii) when ascertaining maintenance of Total Capitalization for this purpose, the exclusions shall apply to both the numerator component of that definition (ie exclusion of the related debt) and to the denominator component of that definition (ie exclusion of the related debt and equity).

(b)	The Borrower shall deliver to the Administrative Agent not later than sixty (60) days after the end of each fiscal quarter, an Officer's Certificate certifying as to the matter in Paragraph (a) above.

ARTICLE 10
CONDITIONS PRECEDENT TO BORROWINGS

10.1    Conditions Precedent to Initial Borrowing

Notwithstanding the execution of this Agreement by any of the parties hereto, the Lenders shall not be bound by the terms of this Agreement nor obliged to make available any portion of the initial Borrowing following the Effective Date unless each of the following conditions ts satisfied:

(a)	the Borrower shall confirm the cancellation of the existing credit facility created under the Second Amended and Restated Credit Agreement in the principal amount of Cdn.$1,425,000,000.00;

(b)	the Borrower shall provide evidence to the Administrative Agent that its Commercial Paper Program continues to be in full force and effect;

(c)	the Administrative Agent shall have received any required Borrowing Notice;

(d)
there shall exist no Default or Event of Default on the said initial Borrowing Date and, if required by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent a Borrower's Certificate of Compliance;

(e)
all representations and warranties contained in Article 8 shall be true on and as of the initial Borrowing Date with the same effect as if such representations and warranties had been made on and as of the initial Borrowing Date and, if required by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent a Borrower's Certificate of Compliance;

(f)	the Trust Indenture shall not have been amended;

(g)
the Administrative Agent and the Lenders shall have received any Credit Documents required by the Administrative Agent and the Lenders duly executed by the Borrower, including, without limitation, the supplemental indenture to the Trust Indenture authorizing the execution of the Pledged Bond and delivery thereof to the trustee under the Trust Indenture;

(h)	the following documents in form, substance and execution acceptable to the Administrative Agent shall have been delivered to the Administrative Agent:

(i)
duly certified copies of the constating documents of the Borrower and the General Partner and of all necessary proceedings taken and required to be taken by the Borrower to authorize the execution and delivery of this Agreement and the Credit

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Documents to which it is a party and the entering into and performance of the transactions contemplated herein and therein;

(ii)	certificates of incumbency of the General Partner setting forth specimen signatures of the persons authorized to execute this Agreement and the Credit Documents to which it is a party;

(iii)	certificate of status or the equivalent relative to the Borrower and the General Partner under the laws of Canada or its jurisdiction of creation; and

(iv)	the opinion of counsel for the Borrower in form and substance satisfactory to the Administrative Agent and the Lenders;

(i)
the Administrative Agent and the Lenders shall have received evidence that all necessary corporate, governmental and other third party approvals have been obtained in form and substance acceptable to the Administrative Agent and the Lenders, each acting reasonably;

(j)	all fees payable on or before the date hereof in connection with the Credit Facility under this Agreement and the Fee Letter shall have been paid to the applicable parties; and

(k)	the Administrative Agent and the Lenders are satisfied in their sole and absolute discretion that all of the provisions of Article 9 have been complied with to their satisfaction.

10.2    Conditions Precedent to Subsequent Borrowings

Notwithstanding the execution of this Agreement by any of the parties hereto, the Lenders shall not be bound by the terms of this Agreement nor obliged to make available any portion of any Borrowing after the initial Borrowing, unless the Borrower (by way of the delivery of a Borrower's Certificate of Compliance), or the Borrower's counsel (if appropriate), confirms to the Administrative Agent that each of the following conditions is satisfied:

(a)	the Borrower's existing Commercial Paper Program continues to be in full force and effect;

(b)	the Administrative Agent shall have received any required Borrowing Notice;

(c)
there shall exist no Default or Event of Default on the said Borrowing Date and, if required by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent a Borrower's Certificate of Compliance;

(d)
all representatives and warranties contained in Section 8.1 shall be true on and as of the Borrowing Date with the same effect as if such representations and warranties had been made on and as of the initial Borrowing Date and, if required by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent a Borrower's Certificate of Compliance;

(e)	all fees payable on or before the date of any subsequent Borrowing under the Fee Letter and this Agreement shall have been paid to the applicable party as and when due and payable thereunder; and

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(f)	the Trust Indenture shall not have been amended.

10.3    Waiver

The Lenders may, at their option, waive any condition precedent set out in Section 10.1 or 10.2 or make available any Borrowing prior to such condition precedent being fulfilled. Any such Borrowing shall be deemed to be made pursuant to the terms hereof. Any such waiver shall not be effective unless it is in writing and shall not operate to excuse the Borrower from full and complete compliance with this Article 10 or any other provision hereof on future occasions.
ARTICLE 11
EVENTS OF DEFAULT

11.1    Events of Default

Any of the following events shall constitute an "Event of Default" hereunder:

(a)	Trust Indenture. Each of the events set out in Section 10.1 of the Trust Indenture including applicable notice and grace periods;

(b)
Default in Payment of any Amount Hereunder. If the Borrower fails to pay any interest, fees or any amount owing to the Lenders or any of them hereunder (other than principal amounts), or under any Credit Document when due and payable hereunder or thereunder and the Borrower fails to pay such interest, fees or any amount owing to the Lenders or any of them hereunder (other than principal amounts) within five (5) Business Days after notice is given by the Administrative Agent to the Borrower. For clarity, the failure to pay a principal payment shall be an immediate Event of Default and the Administrative Agent shall have the remedies available pursuant to Section 11.2;

(c)
Default in Other Provisions. If the Borrower shall fail, refuse or default in any material respect with the performance or observance of any of the covenants, agreements or conditions contained herein and such failure, refusal or default adversely affects the Lenders and, such failure, refusal or default continues for a period of thirty (30) days after written notice thereof by the Administrative Agent; and

(d)
Full Force and Effect. If this Agreement or any material portion hereof shall, at any time after its respective execution and delivery and for any reason, cease in any way to be in full force and effect or if the validity or enforceability of this Agreement is disputed in any manner by the Borrower and the Credit Facility have not been repaid within 30 days of demand therefor by the Administrative Agent.

11.2    Remedies

Upon the occurrence of any Default or Event of Default, and at any time thereafter if the Default or Event of Default shall then be continuing, the Lenders in their sole discretion may direct the Administrative Agent to give notice to the Borrower that no further Accommodation will be available hereunder while the Default or Event of Default continues, whereupon the Lenders shall not be obliged to provide any further Borrowings to the Borrower while the Default or Event of Default continues. Upon the occurrence of any Event of Default, and at any time thereafter if the Event of Default shall then be continuing, the Lenders in their sole discretion, and the Administrative Agent acting on their behalf, may take any or all of the following actions:

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(a)
demand payment of any principal, accrued interest, fees and other amounts which are then due and owing in respect of the Accommodations under the Credit Facility without presentment, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(b)	declare by notice to the Borrower the Credit Facility terminated, whereupon the same shall terminate immediately without any further notice of any kind;

(c)	demand payment of the Pledged Bond in accordance with the provisions of the Bond Delivery Agreement; and

(d)	assign all or any part of the outstanding Accommodations and the amounts payable hereunder to any Person without reference to Article 12.

11.3    Remedies Cumulative

The rights and remedies of the Lenders and the Administrative Agent under this Agreement and the Credit Documents are cumulative.

11.4    Appropriation of Moneys Received

The Lenders, and the Administrative Agent on behalf of the Lenders as between the Lenders and the Borrower, may from time to time when an Event of Default has occurred and is continuing appropriate any monies received from the Borrower in or toward payment of such of the obligations of the Borrower hereunder as the Lenders in their sole discretion may see fit.

11.5    Non-Merger

The taking of any action or dealing whatsoever by the Lender or the Administrative Agent in respect of the Borrower or any security shall not operate as a merger of any of the obligations of the Borrower to the Lenders or the Administrative Agent or in any way suspend payment or affect or prejudice the rights, remedies and powers, legal or equitable, which the Lenders or the Administrative Agent may have under Section 11.3 in connection with such obligations.

11.6    Waiver

No delay on the part of the Lenders or the Administrative Agent in exercising any right or privilege hereunder shall operate as a waiver thereof. No Default or Event of Default shall be waived except by a written waiver in accordance with Section 13.10. Each written waiver shall apply only to the Default or Event of Default to which it is expressed to apply. No written waiver shall preclude the subsequent exercise by the Lenders or the Administrative Agent of any right, power or privilege hereunder or extend to or apply to any other Default or Event of Default.

11.7    Set-off

Each of the Administrative Agent and any Lender with whom the Borrower maintains any account or accounts shall enter into an agreement with the Trustee, in form and substance satisfactory to the Trustee, pursuant to which the Administrative Agent or such Lender, as applicable, confirms to the Trustee that:

(a)	in respect of any Funds and Accounts (as defined in the Trust Indenture) forming part of the Collateral (as defined in the Trust Indenture), the Trustee has a security interest in such

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Funds and Accounts and the cash on deposit therein are Permitted Investments forming part thereof;

(b)
the Administrative Agent or such Lender, as applicable, has and will have no security interest in any such Fund or Account or the cash on deposit therein or Permitted Investments forming part thereof; and

(c)
the only rights of set-off which may be exercised by the Administrative Agent or such Lender in respect of any such Fund or Account or the cash on deposit therein or Permitted Investments forming part thereof are those arising out of the operation of the relevant account unless the Administrative Agent or such Lender has agreed to remit all amounts so set-off to the Trustee to be dealt with in accordance with the Trust Indenture;

provided that none of the foregoing shall apply to rights of set-off exercised by the Administrative Agent in the ordinary course of the operation of the Administrative Agents' centralized cash management system with the Borrower.

Upon the occurrence of an Event of Default and a demand by the Administrative Agent for payment pursuant to Section 11.3, the Administrative Agent and each Lender is hereby authorized by the Borrower at any time and from time to time with notice to the Borrower to combine, consolidate and merge on behalf of the Trustee for the benefit of the Bondholders (as defined in the Trust Indenture) all or any of the Borrower's accounts with liabilities to the Administrative Agent or such Lender and to set-off, appropriate and apply on behalf of the Trustee for the benefit of such bondholders or to otherwise seize and remit to the Trustee any and all deposits by or for the benefit of the Borrower with any branch of the Administrative Agent or such Lender, general or special, matured or unrnatured, and any other indebtedness and liability of the Administrative Agent or such Lender to the Borrower, matured or unrnatured, against and on account of the indebtedness of the Borrower hereunder when due, notwithstanding that the balances of such accounts, deposits or indebtedness may or may not be expressed in the same currency.

ARTICLE 12
THE ADMINISTRATIVE AGENT AND THE LENDERS

12.1    Authorization of Administrative Agent and Relationship

Each Lender hereby appoints BNS as Administrative Agent and BNS hereby accepts such appointment. The appointment may only be terminated as expressly provided in this Agreement. Each Lender hereby authorizes the Administrative Agent to take all action on its behalf and to exercise such powers and perform such duties under this Agreement as are expressly delegated to the Administrative Agent by its terms, together with all powers reasonably incidental thereto. Except as expressly specified in this Agreement, the Administrative Agent shall have only those duties and responsibilities of a solely mechanical and administrative nature that are expressly delegated to the Administrative Agent by this Agreement or are reasonably incidental thereto. The Administrative Agent may perform such duties by or through its agents or employees, but shall not by reason of this Agreement have a fiduciary duty in respect of any Lender. As to any matters not expressly provided for by this Agreement, the Administrative Agent is not required to exercise any discretion or to take any action, but is required to act or to refrain from acting (and is fully protected in so acting or refraining from acting) upon the instructions of the Lenders or the Majority Lenders, as the case may be. Those instructions shall be binding upon all Lenders, but the Administrative Agent is not required to take any action which exposes the Administrative    Agent to personal liability or which is contrary to this Agreement or applicable law.

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12.2    Disclaimer of Administrative Agent

The Administrative Agent makes no representation or warranty, and assumes no responsibility with respect to the due execution, legality, validity, sufficiency, enforceability or collectability of this Agreement or any other Credit Document. The Administrative Agent assumes no responsibility for the financial condition of the Borrower, or for the performance of its obligations under this Agreement or any other Credit Document. The Administrative Agent assumes no responsibility with respect to the accuracy, authenticity, legality, validity, sufficiency or enforceability of any documents, papers, materials or other information furnished by the Borrower to the Administrative Agent on behalf of the Lenders. The Administrative Agent shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or as to the use of the proceeds of any credit hereunder or (unless the officers or employees of the Lender acting as Administrative Agent active in their capacity as officers or employees on the Borrower's accounts have actual knowledge thereof, or have been notified thereof in writing by the Borrower or a Lender) of the existence or possible existence of any Default or Event of Default. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with the Agreement, whether in the good faith exercise of any discretion expressly granted to the Administrative Agent or otherwise, except for actions or omissions arising from its or their own negligence or wilful misconduct. With respect to its Commitment, the Lender acting as Administrative Agent shall have the same rights and powers hereunder as any other Lender, and may exercise the same as though it were not performing the duties and functions delegated to it as Administrative Agent hereunder.

12.3    Failure of Lender to Fund

(a)
Unless the Administrative Agent has actual knowledge that a Lender has not made or will not make available to the Administrative Agent for value on a Borrowing Date the applicable amount required from such Lender pursuant to Article 2, the Administrative Agent shall be entitled to assume that such amount has been or will be received from such Lender when so due and the Administrative Agent may (but shall not be obliged to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not in fact received by the Administrative Agent from such Lender on such Borrowing Date and the Administrative Agent has made available a corresponding amount to the Borrower on such Borrowing Date as aforesaid, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the rate per annum then in use at the Branch as a syndicate lender late payment rate, multiplied by (ii) the amount that should have been paid to the Administrative Agent by such Lender on such Borrowing Date and was not, multiplied by (iii) a fraction, the numerator of which is the number of days that have elapsed from and including such Borrowing Date to but excluding the date on which the amount is received by the Administrative Agent from such Lender and the denominator of which is three hundred and sixty-five (365). A certificate of the Administrative Agent containing details of the amount owing by a Lender under this Section shall be binding and conclusive in the absence of manifest error. If any such amount is not in fact received by the Administrative Agent from such Lender on such Borrowing Date, the Administrative Agent shall be entitled to recover from the Borrower, on demand, the related amount made available by the Administrative Agent to the Borrower as aforesaid together with interest thereon at the applicable rate per annum payable by the Borrower hereunder.

(b)
Notwithstanding the provisions of Subsection 12.3(a), if any Lender fails to make available to the Administrative Agent its Proportionate Share of any Advance (such Lender being herein called the "Defaulting Lender"), the Administrative Agent shall forthwith give notice of such failure by the Defaulting Lender to the other Lenders. The Administrative

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Agent shall then forthwith give notice to the other Lenders that any Lender may make available all or any portion of the Defaulting Lender's share of such Advance in the place of the Defaulting Lender, but in no way shall any other Lender or the Administrative Agent be obliged to do so. If more than one Lender gives notice that it is prepared to make funds available in the place of a Defaulting Lender in such circumstances and the aggregate of the funds which such Lenders (herein collectively called the "Contributing Lenders" and individually called the "Contributing Lender") are prepared to make available exceeds the amount of the Advance which the Defaulting Lender failed to make, then each Contributing Lender shall be deemed to have given notice that it is prepared to make available a portion of such Advance based on the Contributing Lenders' relative Proportionate Shares. If any Contributing Lender makes funds available in the place of a Defaulting Lender in such circumstances, then the Defaulting Lender shall pay to any Contributing Lender making the funds available in its place, forthwith on demand any amount advanced on its behalf together with interest thereon at the rate applicable to such Advance from the date of advance to the date of payment, against payment by the Contributing Lender making the funds available of all interest received in respect of the Advance from the Borrower. The failure of any Lender to make available to the Administrative Agent its Proportionate Share of any Advance as required herein shall not relieve any other Lender of its obligations to make available to the Administrative Agent its Proportionate Share of any Advance as required herein.

12.4    Replacement of Lenders

(a)
If any Lender defaults in its obligation to fund Loan hereunder, then the Borrower may, at its sole expense and effort, upon 10 days' prior notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse, all of its interests, rights and obligations under this Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that;

(i)	the Borrower pays the Administrative Agent an assignment fee specified in Section 12.4(b);

(ii)
the assigning Lender receives payment of an amount equal to the outstanding principal of its Loan and accrued fees and all other amounts payable to it hereunder and under the other Credit Documents from the Assignee, defined below (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); and

(iii)	such assignment does not conflict with Applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(b)
Any Lender (herein sometimes called an "Assigning Lender") may, with the prior written consent of the Administrative Agent and unless an Event of Default has occurred, with the prior written consent of the Borrower, in each case not to be unreasonably withheld or delayed, assign all or any part of its rights to, and may have its obligations in respect of the Credit Facility assumed by, one or more financial institutions or other entities (each an "Assignee") in minimum amounts of Cdn.$10,000,000 and in Cdn.$5,000,000 increments.

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Without limiting the generality of the foregoing, no Lender shall assign any portion of its Commitment (as set out on Schedule 5) if, after that assignment, the Assigning Lender's commitment would be less than Cdn.$10,000,000. An assignment shall become effective when the Borrower and the Administrative Agent have been notified of it by the Assigning Lender and have received from the parties to the assignment an executed assignment and assumption agreement (the "Lender Assignment Agreement"), in a form reasonably satisfactory to the Administrative Agent, and the Administrative Agent has received from the Assignee an assignment fee of a minimum of Three Thousand, Five Hundred Canadian Dollars (Cdn.$3,500) per Lender per assignment. From and after the effective date specified in the Lender Assignment Agreement, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Lender Assignment Agreement, shall have the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party in respect of the rights or obligations assigned to it, and the Assigning Lender shall be released and discharged accordingly and to the same extent, and such Schedules as applicable shall be amended accordingly from time to time without further notice or other requirement. Each partial assignment shall be made as an assignment of a proportionate part of all of the Assigning Lender's rights and obligations under this Agreement with respect to the Borrowing or the Commitment assigned.

12.5    Payments by the Borrower

Unless otherwise expressly provided in this Agreement as among the Lenders, all payments made by or on behalf of the Borrower pursuant to this Agreement shall be made to and received by the Administrative Agent and shall be distributed by the Agent to the Lenders as soon as possible upon receipt by the Administrative Agent. Subject to any other provision of this Agreement concerning the distribution of payments, the Administrative Agent shall cause distribution of:

(a)	payments of interest in accordance with each Lender's Advanced Share of the Advances to which the payment relates;

(b)	repayments of principal in accordance with each Lender's Advanced Share of the Advances to which the payment relates;

(c)	payments of standby fees in accordance with Section 4.3; and

(d)
all other payments including, without limitation, amounts received upon realization, in accordance with each Lender's Proportionate Share; provided, however, that with respect to proceeds of realization, no Lender shall receive an amount in excess of the amounts owing to it in respect of the Accommodations.

Subject to Section 12.6, if the Administrative Agent does not distribute a Lender's share of a payment made by the Borrower to that Lender for value on the day that payment is made or deemed to have been made to the Administrative Agent, the Administrative Agent shall pay to the Lender on demand an amount equal to the product of (i) the rate per annum then in use at the Branch as a syndicate lender late payment rate, multiplied by (ii) the Lender's share of the amount received by the Administrative Agent from the Borrower and not so distributed, multiplied by (iii) a fraction, the numerator of which is the number of days that have elapsed from and including the date of receipt of the payment by the Administrative Agent to but excluding the date on which the payment is made by the Administrative Agent to such Lender and the denominator of which is three hundred and sixty-five (365).

12.6    Payments by Administrative Agent

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(a)	For greater certainty, the following provisions shall apply to any and all payments made by the Administrative Agent to the Lenders hereunder:

(i)
the Administrative Agent shall be under no obligation to make any payment (whether in respect of principal, interest, fees or otherwise) to any Lender until an amount in respect of such payment has been received by the Administrative Agent from the Borrower;

(ii)
if the Administrative Agent receives less than the full amount of any payment of principal, interest, fees or other amount owing by the Borrower under this Agreement, the Administrative Agent shall have no obligation to remit to each Lender any amount other than such Lender's share of that amount which is actually received by the Administrative Agent;

(iii)
if a Lender's share of an Advance has been advanced, or a Lender's Commitment has been outstanding, for less than the full period to which any payment (other than a payment of principal) by the Borrower relates, such Lender's entitlement to such payment shall be reduced in proportion to the length of time such Lender's share of the Advance or such Lender's Commitment, as the case may be, has actually been outstanding;

(iv)
the Administrative Agent acting reasonably and in good faith shall, after consultation with the Lenders in the case of any dispute, determine in all cases the amount of all payments to which each Lender is entitled and such determination shall, in the absence of manifest error, be binding and conclusive; and

(v)	upon request, the Administrative Agent shall deliver a statement detailing any of the payments to the Lenders referred to herein.

(b)
Unless the Administrative Agent has actual knowledge that the Borrower has not made or will not make a payment to the Administrative Agent for value on the date in respect of which the Borrower has notified the Administrative Agent that the payment will be made, the Administrative Agent shall be entitled to assume that such payment has been or will be received from the Borrower when due and the Administrative Agent may (but shall not be obliged to), in reliance upon such assumption, pay the Lenders corresponding amounts. If the payment by the Borrower is in fact not received by the Administrative Agent on the required date and the Administrative Agent has made available corresponding amounts to the Lenders, the Borrower shall, without limiting its other obligations under this Agreement, indemnify the Administrative Agent against any and all liabilities, obligations, losses, damages, penalties, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on or incurred by the Administrative Agent as a result. A certificate of the Administrative Agent with respect to any amount owing by the Borrower under this Section shall be prima facie evidence of the amount owing in the absence of manifest error. The Administrative Agent shall be entitled to recover from each Lender to which a payment is made in reliance on the expectation of payment from the Borrower in accordance with this Section, the full amount of such payment that is not recovered from the Borrower, together with interest at the rate per annum then in use at the Branch as a syndicate lender late payment rate, from the date on which payment is made by the Administrative Agent to the date on which repayment is made by the Lender receiving such payment.

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12.7    Direct Payments

The Lenders agree among themselves that, except as otherwise provided for in this Agreement, all sums received by a Lender relating to this Agreement whether received by voluntary payment, by the exercise of the right of set-off or compensation or by counterclaim, cross-action or otherwise, shall be shared by each Lender so that the ultimate exposure of each Lender is in accordance with its Advanced Share of all Advances under this Credit Facility, and each Lender undertakes to do all such things as may be reasonably required to give full effect to this Section, including without limitation, the purchase from other Lenders of their proportionate interest in the Borrowings by the Lender who has received an amount in excess of its Proportionate Share of amounts advanced under this Credit Facility as shall be necessary to cause such purchasing Lender to share the excess amount rateably with the other Lenders to the extent of their Advanced Share of any Advances under this Credit Facility. If any Lender shall obtain any payment of moneys due under this Agreement as referred to above, it shall forthwith remit such payment to the Administrative Agent and, upon receipt, the Administrative Agent shall distribute such payment in accordance with the provisions of Section 12.6.

12.8    Administration of the Credit Facility

(a)	Unless otherwise specified herein, the Administrative Agent shall perform the following duties under this Agreement:

(i)
prior to the first Borrowing, provided that the Administrative Agent has received confirmation from the Borrower (by way of the delivery of a Borrower's Certificate of Compliance), or the Borrower's counsel (if appropriate), that the conditions in Section 10.1 has been complied with, advise the Lenders that all conditions precedent have been fulfilled in accordance with the terms of this Agreement, subject to Subsection 12.9(b) and any other applicable terms of this Agreement;

(ii)	use reasonable efforts to collect promptly all sums due and payable by the Borrower pursuant to this Agreement;

(iii)
hold all legal documents relating to the Credit Facility, maintain complete and accurate records showing all Advances made by the Lenders, all remittances and payments made by the Borrower to the Administrative Agent, all remittances and payments made by the Administrative Agent to the Lenders and all fees or any other sums received by the Administrative Agent and, except for accounts, records and documents relating to the fees payable under any separate fee agreement, allow each Lender and their respective advisers to examine such accounts, records and documents at their own expense, and provide any Lender, upon reasonable notice, with such copies thereof as such Lender may reasonably require from time to time at the Lender's expense;

(iv)
except as otherwise specifically provided for in this Agreement, promptly advise each Lender upon receipt of each notice and deliver to each Lender, promptly upon receipt, all other written communications furnished by the Borrower to the Administrative Agent on behalf of the Lenders pursuant to this Agreement, including without limitation copies of financial reports and certificates which are to be furnished to the Administrative Agent;

(v)	forward to each of the Lenders, upon request, copies of this Agreement, and other Credit Documents (other than any separate fee agreement);

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(vi)	promptly forward to each Lender, upon request, an up-to-date loan status report; and

(vii)
upon learning of same, promptly advise each Lender in writing of the occurrence of an Event of Default or Default or the occurrence of any event, condition or circumstance which would have a Material Adverse Effect on the ability of the Borrower to comply with this Agreement or of the occurrence of any material adverse change on the business, operations or assets of the Borrower, taken as a whole, provided that, except as aforesaid, the Administrative Agent shall be under no duty or obligation whatsoever to provide any notice to the Lenders and further provided that each Lender hereby agrees to notify the Administrative Agent of any Event of Default or Default of which it may reasonably become aware.

(b)	The Administrative Agent may take the following actions only with the prior consent of the Majority Lenders, unless otherwise specified in this Agreement:

(i)	subject to Subsection 12.8(c), exercise any and all rights of approval conferred upon the Lenders by this Agreement;

(ii)
amend, modify or waive any of the terms of this Agreement (including waiver    of an Event of Default or Default) if such amendment, modification or waiver would have a Material Adverse Effect on the rights of the Lenders thereunder and if such action is not otherwise provided for in Subsection 12.8(c);

(iii)	declare an Event of Default or take action to enforce performance of the obligations of the Borrower and purse any available legal remedy necessary;

(iv)	decide to accelerate the amounts outstanding under the Credit Facility; and

(v)	pay insurance premiums, taxes and any other sums as may be reasonably required to protect the interests of the Lenders.

(c)	The Administrative Agent may take the following actions only if the prior unanimous consent of the Lenders is obtained, unless otherwise specified herein:

(i)
amend, modify, discharge, terminate or waive any of the terms of this Agreement if such amendment, modification, discharge, termination or waiver would amend the Canadian Dollar Amount of any Accommodation outstanding, reduce the interest rate applicable to any Accommodation, reduce the fees or other amounts payable with respect to any Accommodation, extend any date fixed for payment of principal, interest or other amounts relating to the Credit Facility or extend the Maturity Date of any Credit;

(ii)	amend the definition of"Majority Lenders" or this Subsection 12.8(c); and

(iii)	release, discharge or amend the Security Interest granted by the Borrower in favour of the Trustee.

(d)	Notwithstanding Subsection 12.8(b) and any other provision of this Agreement except for Subsection 12.8(c), in the absence of instructions from the Lenders and where, in the sole

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opinion of the Administrative Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action to protect the interests of the Lenders, the Administrative Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as the Administrative Agent deems appropriate or desirable.

(e)	As between the Borrower, the Administrative Agent and the Lenders:

(i)
all statements, certificates, consents and other documents which the Administrative Agent purports to deliver on behalf of the Lenders or the Majority Lenders shall be binding on each of the Lenders, and the Borrower shall not be required to ascertain or confirm the authority of the Administrative Agent in delivering such documents;

(ii)
all certificates, statements, notices and other documents which are delivered by the Borrower to the Administrative Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders, except where this Agreement expressly requires delivery of notices of Advances and payments to the Administrative Agent and/or individual Lenders; and

(iii)	all payments which are delivered by the Borrower to the Administrative Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders.

12.9    Rights of Administrative Agent

(a)
In administering the Credit Facility, the Administrative Agent may retain, at the expense of the Lenders if such expenses are not recoverable from the Borrower, such solicitors, counsel, auditors and other experts and agents as the Administrative Agent may select, in its sole discretion, acting reasonably and in good faith after consultation with the Lenders.

(b)
The Administrative Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed by the proper individual or individuals, and shall be entitled to rely and shall be protected in relying as to legal matters upon opinions of independent legal advisers selected by it. The Administrative Agent may also assume that any representation made by the Borrower is true and that no Event of Default or Default has occurred unless the officers or employees of the Administrative Agent have actual knowledge to the contrary or have received notice to the contrary from any other party to this Agreement.

(c)
The Administrative Agent may, without any liability to account, accept deposits from and lend money to and generally engage in any kind of banking or other business with the Borrower, as if it were not the Administrative Agent.

(d)
Except in its own right as a Lender, the Administrative Agent shall not be required to advance its own funds for any purpose, and in particular, shall not be required to pay with its own funds insurance premiums, taxes or public utility charges or the cost of repairs or maintenance with respect to the assets which are the subject matter of any security, nor shall it be required to pay with its own funds the fees of solicitors, counsel, auditors, experts or agents engaged by it as permitted hereby.

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(e)	The Administrative Agent shall be entitled to receive a fee for acting as Administrative Agent, as agreed between the Administrative Agent and the Borrower pursuant to the terms of the Fee Letter.

12.10    Acknowledgments, Representations and Covenants of Lenders

(a)
It is acknowledged and agreed by each Lender that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, property, affairs, status and nature of the Borrower. Accordingly, each Lender confirms to the Administrative Agent that it has not relied, and will not hereafter rely, on the Administrative Agent (i) to check or inquire on its behalf into the adequacy or completeness of any information provided by the Borrower under or in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Lender by the Administrative Agent) or (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, property, affairs, status or nature of the Borrower.

(b)
Each Lender represents and warrants to the Administrative Agent and the Borrower that it has the legal capacity to enter into this Agreement pursuant to its constating documents and any applicable legislation and has not violated its constating documents or any applicable legislation by so doing.

(c)
Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), rateably according to its Proportionate Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Credit Documents or the transactions therein contemplated, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's negligence or wilful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its Proportionate Share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preservation of any rights of the Administrative Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights    or responsibilities under this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower. The obligation of the Lenders to indemnify the Administrative Agent shall survive the termination of this Agreement.

(d)
Each of the Lenders acknowledges and confirms that in the event the Administrative Agent does not receive payment in accordance with this Agreement, it shall not be the obligation of the Administrative Agent to maintain the Credit Facility in good standing nor shall any Lender have recourse to the Administrative Agent in respect of any amounts owing to such Lender under this Agreement.

(e)
Each Lender acknowledges and agrees that its obligation to advance its Proportionate Share of Advances in accordance with the terms of this Agreement is independent and in no way related to the obligation of any other Lender hereunder.

(f)	Each Lender hereby acknowledges receipt of a copy of this Agreement and acknowledges that it is satisfied with the form and content of such documents.

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(g)
Except to the extent recovered by the Administrative Agent from the Borrower, promptly following demand therefor, each Lender shall pay to the Administrative Agent an amount equal to such Lender's Proportionate Share of any and all reasonable costs, expenses, claims, losses and liabilities incurred by the Administrative Agent in connection with this Agreement, except for those incurred by reason of the Administrative Agent's negligence or willful misconduct.

12.11    Collective Action of the Lenders

Each of the Lenders hereby acknowledges that to the extent permitted by applicable law, the remedies provided under the Credit Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under any security are to be exercised not severally, but by the Administrative Agent upon the decision of the Majority Lenders or Lenders as required by this Agreement. Accordingly, notwithstanding any of the provisions contained herein, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including, without limitation, any declaration of default hereunder or thereunder but that any such action shall be taken only by the Administrative Agent with the prior written agreement of the Majority Lenders. Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given by the Majority Lenders, it shall co-operate fully with the Administrative Agent to the extent requested by the Administrative Agent.

12.12    Successor Administrative Agent

Subject to the appointment and acceptance of a Successor Administrative Agent as provided in this Section, the Administrative Agent may resign at any time by giving thirty (30) days' written notice thereof to the Lenders and the Borrower and may be removed at any time by all Lenders other than the Lender that is acting as Administrative Agent, upon thirty (30) days' written notice of termination. Upon receipt of notice by the Lenders of the resignation of the Administrative Agent, or upon giving notice of termination to the Administrative Agent, the Majority Lenders (taking into account the Proportionate Share of the resigning or terminated Administrative Agent) may, within twenty-one (21) days and with the approval of the Borrower, such approval not to be unreasonably withheld or delayed, appoint a successor from among the Lenders or, if no Lender is willing to accept such an appointment, from among other financial institutions which each have combined capital and reserves in excess of Two Hundred and Fifty Million Canadian Dollars (Cdn.$250,000,000), and which have offices in Toronto, Ontario (the "Successor Administrative Agent"). If no Successor Administrative Agent has been so appointed and has accepted such appointment within twenty-one (21) days after the retiring Administrative Agent's giving of notice of resignation or receiving of notice of termination, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a Successor Administrative Agent in accordance herewith. Upon the acceptance of any appointment as Administrative Agent hereunder by a Successor Administrative Agent, the retiring Administrative Agent shall pay the Successor Administrative Agent any unearned portion of any fee paid to the Administrative Agent for acting as such, and the Successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its further duties and obligations as Administrative Agent under this Agreement and the other Credit Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall continue to enure to its benefit and be binding upon it as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.

12.13    Provisions Operative Between Lenders and Administrative Agent Only

Except for the provisions of Subsections 12.8(e), 12.lO(b), Sections 12.11, 12.12, 12.14,

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12.15(b) and 12.16, the provisions of this Article relating to the rights and obligations of the Lenders and the Administrative Agent shall be operative as between the Lenders and the Administrative Agent only, and the Borrower shall not have any rights or obligations under or be entitled to rely for any purpose upon such provisions.

12.14    and Participation- Approvals

A Lender may:

(a)	upon notice to the Borrower grant participation (a "Participation"i)n all or any part of the rights, benefits and obligations of the Lenders hereunder to one or more Persons (each a "Participant"); or

(b)	assign (an "Assignment") all or part of the rights, benefits and obligations of such Lender hereunder to one or more Persons (each an "Assignee");

with the prior consent of the Borrower and the Administrative Agent, which consent may be withheld by any such party in its sole discretion. Any such Participant or Assignee may grant further Participation to other Participants or make further assignments to other Assignees; with the prior consent of the Borrower and the Administrative Agent, which consent may be withheld by any such party in its sole discretion. Notwithstanding the foregoing, no grant to a Participant or Assignment to an Assignee shall require the consent of the Borrower at a time when any Event of Default has occurred and is continuing.

12.15    Assignments

(a)
Subject to Section 12.14, the Lenders collectively or individually may assign to one or more Assignees all or a portion of their respective rights and obligations under this Agreement (an undivided portion thereof corresponding to the portion of the Commitment being assigned) by way of Assignment. The parties to each such Assignment shall execute and deliver an Assignment Agreement in the form set out in Schedule 4 to the Borrower, and to the Administrative Agent for its consent and recording in the Register and, except in the case of an Assignment by the Lenders collectively or an Assignment by a Lender to an affiliate of that Lender, shall pay a processing and recording fee of Three Thousand, Five Hundred Canadian Dollars (Cdn.$3,500) to the Administrative Agent. After such execution, delivery, consent and recording the Assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations hereunder have been assigned to it, have the rights and obligations of a Lender hereunder and the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement, other than obligations in respect of which it is then in default and liabilities arising from its actions prior to the Assignment, and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto. The Lenders agree that, provided that no Event of Default under this Agreement or the Trust Indenture has occurred, no assignment shall be made which would result in any increased costs to the Borrower.

(b)
The agreements of an Assignee contained in an Assignment Agreement shall benefit the assigning Lender thereunder, the other Lenders, the Administrative Agent and the Borrower in accordance with the terms of the Assignment Agreement.

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(c)
The Administrative Agent shall maintain at its address referred to herein a copy of each Assignment Agreement delivered and consented to by the Lender and, where required, by the Borrower and a register for recording the names and addresses of the Lenders and the Commitment of each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Borrower, the Administrative Agent and each of the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement, and need not recognize any Person as a Lender unless it is recorded in the Register as a Lender. The Register shall be available for inspection by any Lender or the Borrower at any reasonable time and from time to time upon reasonable prior notice.

(d)
Upon its receipt of an Assignment Agreement executed by an assigning Lender and an Assignee and approved by the Administrative Agent, and, where required, by the Borrower, the Administrative Agent shall, if the Assignment Agreement has been completed and is in the required form with such immaterial changes as are acceptable to the Administrative Agent:

(i)	record the information contained therein in the Register; and

(ii)	give prompt notice thereof to the other Lenders and the Borrower, and provide them with an updated version of Schedule 5.

12.16    Participation

Each Lender may (subject to the provisions of Section 12.14) grant Participation to one or more financial institutions in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment), but the Participant shall not become a Lender and:

(a)	the Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

(b)	the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

(c)	the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement; and

(d)
no Participant shall have any right to participate in any decision of the Lender or the Majority Lenders hereunder or to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by any Person therefrom.

ARTICLE 13
MISCELLANEOUS

13.1    Expenses

The Borrower shall, whether or not any or all of the transactions hereby contemplated shall be consummated, pay all reasonable costs and expenses of the Administrative Agent and the Lenders in connection with the preparation, execution, delivery, registration granting or obtaining of consents or approvals or the exercise of any discretion under this Agreement, the Credit Documents and all related documentation and the

LEGAL_1 :28825770.9

amendment and enforcement of, and the preservation of any of the Administrative Agent's and Lender's rights under, this Agreement, the Credit Documents and all related documentation, provided that any legal counsel retained will represent both the Administrative Agent and the Lenders and no costs or expenses for legal counsel incurred by any Lender individually shall be payable pursuant to this Section 13 .1.

13.2    Further Assurances

The Borrower shall, from time to time forthwith upon reasonable request by the Administrative Agent do, make and execute all such documents, acts, matters and things as may be required by the Administrative Agent to give effect to this Agreement and any of the Credit Documents.

13.3    Notices

Any notice or communication to be given hereunder may be effectively given by delivering the same to the addresses hereafter set forth or by sending the same by facsimile to the numbers hereafter set forth. Any notice so delivered shall be deemed to have been received on the date delivered and any facsimile notice shall be deemed to have been received on transmission, if in either case the date thereof is a Business Day and if it is prior to 4:00 p.m. (Toronto, Ontario time) and, if not, on the next Business Day following delivery or transmission. The addresses for delivery and numbers for facsimiles of the parties for the purposes hereof shall be as set forth on the execution pages of this Agreement. Any party may from time to time notify the other party, in accordance with the provisions hereof, of any change of its address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of such party for all purposes of this Agreement.
If to the Administrative Agent and/or Co-Lead Arranger and Co-Bookrunner:
The Bank of Nova Scotia
Scotia Capital - Corporate Banking - Power
62"d Floor, Scotia Plaza
40 King Street West
Toronto, Ontario MSW 2X6

Attention:    Bradley Walker, Director
Facsimile:    (416) 866-4788

If to the Syndication Agent and/or Co-Lead Arranger and Co-Bookrunner:

Royal Bank of Canada
Royal Bank Plaza
200 Bay Street, 4th Floor, South Tower
P.O. Box 50
Toronto, Ontario M5J 2W7

Attention:    Managing Director
Facsimile:    (416) 842-5320

If to the Co-Documentation Agents:

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Bank of Montreal
BMO Capital Markets
2200, 333 - 7th Avenue SW
Calgary, Alberta T2P 2Zl

Attention:    Robert Heinrichs, Director
Facsimile:    (403) 515-3656

and:

National Bank of Canada
Corporate & Investment Banking Group
450 - 1st Street SW, Suite 2802
Calgary, Alberta T2P 5Hl

Attention:    John Niedermier
Facsimile:    (403) 265-0543

If to the Lenders:

The Toronto-Dominion Bank
Investment Banking
66 Wellington Street West, 9th Floor
Toronto, Ontario M5K 1A2

Attention:    •
Facsimile:    •

and:

Alberta Treasury Branches
Suite 600, 444-ih Avenue SW
Calgary, Alberta T2P OX8

Attention:     Tim Poole, Director
Facsimile:    (403) 974-5784

If to the Borrower and/or the General Partner:

AltaLink Management Ltd.
2611 - 3rd Avenue SE
Calgary, Alberta T2A 7W7

Attention:     Christopher Lomore, Vice President, Treasurer
Facsimile:    (403) 267-3407

LEGAL_1 :28825770.9

with a copy to:

Borden Ladner Gervais LLP
1000 Canterra Tower
400 Third Avenue S.W.
Calgary, Alberta T2P 4H2

Attention:    Allan Nielsen
Facsimile:    (403) 266-1395

13.4    Survival

All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Credit Documents and the obtaining of Accommodations.

13.5    Benefit of Agreement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder other than as provided under Article 12.

13.6    Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibitions or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.7    Entire Agreement

This Agreement, the Credit Documents and all documentation contemplated herein constitute the entire agreement among the parties relating to the subject matter hereof except for any fee agreements between the Borrower and the Administrative Agent.

13.8    Credit Documents

Notwithstanding any contrary provision contained in the Credit Documents, in the event of any conflict or inconsistency between any of the provisions in this Agreement and any of the provisions in the Credit Documents, as against the parties hereto and their respective successors and permitted assigns the provisions in this Agreement shall prevail.

13.9    Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original, and which together shall constitute one and the same document.

13.10    Amendments/Approvals and Consents/Waivers

No amendment or waiver of any provision of this Agreement or of any Credit Document contemplated herein, nor consent to any departure by the Borrower therefrom, nor any approval, consent, opinion, confirmation

LEGAL_1 :28825770.9

of satisfaction, direction, specification or agreement to be given by the Lenders or the Administrative Agent on behalf of the Lenders hereunder shall be effective unless the same shall be in writing and signed by the Administrative Agent and then such amendment, waiver, consent, approval, opinion, confirmation of satisfaction, direction, specification or agreement shall be effective only in the specific instance and for the specific purpose for which it is given.

13.11    Acknowledgement

The Borrower is a limited partnership formed under the Partnership Act (Alberta), a limited partner of which is only liable for any of its liabilities or any of its losses to the extent of the amount that such limited partner has contributed or agreed to contribute to its capital and such limited partner's pro rata share of any undistributed income.

[The remainder of this page intentionally left blank]

LEGAL_1 :28825770.9

IN WITNESS OF WHICH the parties hereto have duly executed this Agreement as of the date set forth on the first page of this Agreement.

ALTALINK MANAGEMENT LTD,. as General Partner of ALTALINK, L.P.
By:	/s/ Joseph Bronneberg
	Name:	Joseph Bronneberg
	Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Christopher J. Lomore
	Name:	Christopher J. Lomore
	Title:	Vice President, Treasurer

ALTALINK MANAGEMENT LTD.
By:	/s/ Joseph Bronneberg
	Name:	Joseph Bronneberg
	Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Christopher J. Lomore
	Name:	Christopher J. Lomore
	Title:	Vice President, Treasurer

Signature Page to Alta/ink Third Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA, as Administrative Agent, Co-Lead Arranger and Co-Bookrunner
By:	/s/ Robert Boomhour
	Name:	Robert Boomhour
	Title:	Director

By:	/s/ Clement Yu
	Name:	Clement Yu
	Title:	Associate Director

THE BANK OF NOVA SCOTIA, as Lender
By:	/s/ Bradley Walker
	Name:	Bradley Walker
	Title:	Director

By:	/s/ Matthew Hartnoll
	Name:	Matthew Hartnoll
	Title:	Associate Director

Signature Page to Alta/ink Third Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as Syndication Agent, Co Lead Arranger, and Co-Bookrunner
By:	/s/ Timothy P. Murray
	Name:	Timothy P. Murray
	Title:	Authorized Signatory

ROYAL BANK OF CANADA, as Lender
By:	/s/ Timothy P. Murray
	Name:	Timothy P. Murray
	Title:	Authorized Signatory

Signature Page to Alta/ink Third Amended and Restated Credit Agreement

THE BANK OF MONTREAL, as Co- Documentation Agent
By:	/s/ Carol McDonald
	Name:	Carol McDonald
	Title:	Vice President

By:	/s/ Connor Irving
	Name:	Connor Irving
	Title:	Associate

THE BANK OF MONTREAL, as Lender
By:	/s/ Carol McDonald
	Name:	Carol McDonald
	Title:	Vice President

By:	/s/ Connor Irving
	Name:	Connor Irving
	Title:	Associate

Signature Page to Alta/ink Third Amended and Restated Credit Agreement

NATIONAL BANK OF CANADA, as Co- Documentation Agent
By:	/s/ Mark Williamson
	Name:	Mark Williamson
	Title:	Authorized Signatory

By:	/s/ John Niedermier
	Name:	John Niedermier
	Title:	Authorized Signatory

NATIONAL BANK OF CANADA, as Lender
By:	/s/ Mark Williamson
	Name:	Mark Williamson
	Title:	Authorized Signatory

By:	/s/ John Niedermier
	Name:	John Niedermier
	Title:	Authorized Signatory

Signature Page to Alta/ink Third Amended and Restated Credit Agreement

THE TORONTO DOMINION BANK, as Lender
By:	/s/ David Manli
	Name:	David Manli
	Title:	Vice President

By:	/s/ Matt Handel
	Name:	Matt Handel
	Title:	Managing Director

Signature Page to Alta/ink Third Amended and Restated Credit Agreement

ALBERTA TREASURY BRANCHES, as Lender
By:	/s/ Tim Poole
	Name:	Tim Poole
	Title:	Director Energy

By:	/s/ Trevor Guinard
	Name:	Trevor Guinard
	Title:	Associate Director Energy

Signature Page to Altalink Third Amended and Restated Credit Agreement

SCHEDULE 1
BORROWER'S CERTIFICATE OF COMPLIANCE

TO:    The Bank of Nova Scotia ("BNS"), as Administrative Agent for the Lenders, under the
Credit Agreement

This Certificate is delivered to you pursuant to the Third Amended and Restated Credit Agreement made as of December 19, 2013, as amended, restated or replaced from time to time (the "Credit Agreement") between AltaLink, L.P., AltaLink Management Ltd., BNS, as Administrative Agent, Co-Lead Arranger and Co-Bookrunner, Royal Bank of Canada ("RBC"), as Syndication Agent, Co-Lead Arranger and Co-Bookrunner, The Bank of Montreal ("BMO") and National Bank of Canada ("NBC"), as Co-Documentation Agents, and BNS, RBC, BMO, NBC, The Toronto-Dominion Bank and Alberta Treasury Branches, as Lenders, and the other Lenders which from time to time become a party thereto.

Capitalized terms used in this Certificate and not otherwise defined have the meanings given in the Credit Agreement.

The undersigned has read the provisions of the Credit Agreement which are relevant to the furnishing of this Certificate. The undersigned has made such examination and investigation as was, in the opinion of the undersigned, necessary to enable the undersigned to express an informed opinion on the matters set out herein.

The undersigned hereby certifies that as of the date hereof:

1.
Representations and Warranties. All representations and warranties of the Borrower and the General Partner contained in the Credit Agreement are true and correct in all material respects as if made on and as of the date hereof, except as set out in Appendix I hereto or otherwise notified to the Administrative Agent under the Credit Agreement.

2.	Default/Event of Default. No Default or Event of Default under the Credit Agreement has occurred and is continuing.

3.
Limitation on Indebtedness. The aggregate amount of all Indebtedness of the Borrower (other than Financial Instrument Obligations in accordance with Section 6.3 of the Trust Indenture) does not exceed seventy-five percent (75%) of the Total Capitalization of the Borrower.

4.
Permitted Joint Arrangements. (i) The total equity investment of the Borrower in Permitted JA Subsidiaries and Permitted Joint Arrangements does not exceed an aggregate amount equal to Cdn.$200,000,000; and (ii) the Borrower has not formed any Subsidiaries other than Permitted JA Subsidiaries and has not entered into any joint ventures or joint arrangements other than Permitted Joint Arrangements. The following represents investments by the Borrower in Permitted JA Subsidiaries and Permitted Joint Arrangements as of the date hereof which aggregate amount does not exceed Cdn.$200,000,000: [Borrower to provide details.].

LEGAL_1 :28825770.9

DATED this __ day of ______ , 201_.

ALTALINK MANAGEMENT LTD., as
general partner of ALTALINK, L.P.

By: _____________________
Name: Joe Bronneberg
Title: Executive Vice-President and CFO

By: _____________________
Name: Christopher Lomore
Title: Vice President, Treasurer
I/We have the authority to bind the Partnership.

ALTALINK MANAGEMENT LTD.
By: _____________________
Name: Joe Bronneberg
Title: Executive Vice-President and CFO
By: _____________________
Name: Christopher Lomore
Title: Vice President, Treasurer
I/W e have the authority to bind the Corporation.

Syndicate Facility- Certificate of Compliance- Signature Page

LEGAL_1 :28825770.9

APPENDIX I
EXCEPTIONS AND QUALIFICATIONS TO
BORROWER'S CERTIFICATE OF COMPLIANCE

LEGAL_1 :28825770.9

SCHEDULE 2(A)
BORROWING NOTICE

The Bank of Nova Scotia
Global Wholesale Services
720 King Street West
2nd Floor
Toronto, ON M5V 2T3

Attention:    John Hall, Director, Loan Operations
Facsimile:    (416) 866-5991

The Lenders under the Credit Agreement

Dear Sirs/Mesdames:

You are hereby notified that the undersigned, intends to avail itself of the Credit Facility established in its favour pursuant to the Third Amended and Restated Credit Agreement made as of December 19, 2013, as amended, restated or replaced from time to time (the "Credit Agreement")between AltaLink, L.P., AltaLink Management Ltd., The Bank of Nova Scotia ("BNS"), as Administrative Agent, Co-Lead Arranger and Co-Bookrunner, Royal Bank of Canada ("RBC"), as Syndication Agent, Co-Lead Arranger and Co-Bookrunner, The Bank of Montreal ("BMO")and National Bank of Canada ("NBC"), as Co-Documentation Agents, and BNS, RBC, BMO, NBC, The Toronto-Dominion Bank and Alberta Treasury Branches, as Lenders, and the other Lenders which from time to time become a party thereto.

Capitalized terms used in this Borrowing Notice and not otherwise defined have the meanings given in the Credit Agreement.

The undersigned hereby irrevocably requests a Borrowing as follows:
(a)    Prime Rate Loan in the amount of Cdn.$•; and

(b)	Bankers' Acceptance or • in the aggregate amount of Cdn.$• having a term of • days [add same provision for any other amount and term requested].

All Loans made pursuant to this Notice of Borrowing shall be credited to the undersigned's account no. • at the Branch. In the case of a Bankers' Acceptance, it shall be delivered to •. The requested Borrowing Date is •. [If the undersigned requires a bank draft to be issued by BNS as a debit to the undersigned account at the Branch and to be delivered on the undersigned's behalf, add an irrevocable direction to that effect, specifying the Person to whom it is to be delivered.]

In the case of a Discount Note, it shall be delivered to •. The requested Borrowing Date is •.

All representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects as if made on and as of the date hereof.

LEGAL_1 :28825770.9

No Default or Event of Default under the Credit Agreement has occurred and is continuing.

DATED this _day _____ , 201_.

ALTALINK MANAGEMENT LTD., as
general partner of ALTALINK, L.P.

By: _______________________________
Name:
Title:
By: _______________________________
Name:
Title:
I/We have the authority to bind the Partnership.

LEGAL_1 :28825770.9

SCHEDULE 2(B)
NOTICE OF ROLL OVER

The Bank of Nova Scotia
Global Wholesale Services
720 King Street West
2nd Floor
Toronto, ON M5V 2T3

Attention:    John Hall, Director, Loan Operations
Facsimile:    (416) 866-5991

The Lenders under the Credit Agreement

Dear Sirs/Mesdames:

We refer to Section 2.4 of the Third Amended and Restated Credit Agreement made as of December 19, 2013, as amended, restated or replaced from time to time (the "Credit Agreement") between AltaLink, L.P., AltaLink Management Ltd., The Bank of Nova Scotia ("BNS"), as Administrative Agent, Co-Lead Arranger and Co-Bookrunner, Royal Bank of Canada ("RBC"), as Syndication Agent, Co-Lead Arranger and Co-Bookrunner, The Bank of Montreal ("BMO") and National Bank of Canada ("NBC"), as Co-Documentation Agents, and BNS, RBC, BMO, NBC, The Toronto-Dominion Bank and Alberta Treasury Branches, as Lenders, and the other Lenders which from time to time become a party thereto.

Capitalized terms used in this Notice and not otherwise defined have the meanings given in the Credit Agreement.

The Borrower hereby confirms that:

(a)	it intends to repay the following Bankers' Acceptances or Discount Note, as the case may be, on the current maturity date:

(i)	aggregate face amount - $_____;

(ii)	current maturity date _____;

(b)
the following Bankers' Acceptances or Discount Note, as the case may be, are to be rolled over in accordance with the Credit Agreement by the issuance of new Bankers' Acceptances or Discount Note on the current maturity date specified below:

(i)	aggregate face amount of maturing Bankers' Acceptances or Discount Note - $_____;

(ii)    current maturity date - _____;

(iii)    new aggregate face amount - $_____;

(iv)    new contract period - _____; and

(v)    new maturity date - _____.

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The Borrower hereby represents and warrants that the conditions contained in the Credit
Agreement have been satisfied and will be satisfied as of the date hereof and before and after giving effect to such roll over on the applicable roll over date.

DATED this _day _____ , 201_.

ALTALINK MANAGEMENT LTD., as
general partner of ALTALINK, L.P.

By: _______________________________
Name:
    Title:
By: _______________________________
    Name:
    Title:
I/We have the authority to bind the Partnership.

LEGAL_1 :28825770.9

SCHEDULE 2(C)
CONVERSION OPTION NOTICE

The Bank of Nova Scotia
Global Wholesale Services
720 King Street West
2nd Floor
Toronto, ON M5V 2T3

Attention:    John Hall, Director, Loan Operations
Facsimile:    (416) 866-5991

The Lenders under the Credit Agreement

Dear Sirs/Mesdames:

We refer to Section 2.4 of the Third Amended and Restated Credit Agreement made as of December 19,
2013, as amended, restated or replaced from time to time (the "Credit Agreement")between AltaLink, L.P., AltaLink Management Ltd., The Bank of Nova Scotia ("BNS"), as Administrative Agent, Co-Lead Arranger and Co-Bookrunner, Royal Bank of Canada ("RBC"), as Syndication Agent, Co-Lead Arranger and Co-Bookrunner, The Bank of Montreal ("BMO") and National Bank of Canada ("NBC"), as Co• Documentation Agents, and BNS, RBC, BMO, NBC, The Toronto-Dominion Bank and Alberta Treasury Branches, as Lenders, and the other Lenders which from time to time become a party thereto.

Capitalized terms used in this Notice and not otherwise defined have the meanings given in the Credit
Agreement.

Pursuant to the Credit Agreement, we hereby give notice of our irrevocable request for a conversion of Advances in the amount of $_____ outstanding by way of [insert type of loan] into corresponding Borrowings by way of [insert new type of loan] on the_____day of_____, 201_. The contract period for the new Bankers' Acceptances or Discount Note, as the case may be, shall be_____with a new maturity date of , 201_.

The Borrower hereby represents and warrants that the conditions contained in the Credit Agreement have been satisfied and will be satisfied as of the date hereof and before and after giving effect to such conversion on the applicable conversion date.

DATED this _day _____ , 201_.

ALTALINK MANAGEMENT LTD., as
general partner of ALTALINK, L.P.

By: _______________________________
Name:
Title:
By: _______________________________
Name:
Title:
I/We have the authority to bind the Partnership.

LEGAL_1 :28825770.9

Schedule 3
NOTICE OF EXTENSION

The Bank of Nova Scotia
Scotia Capital - Global Loan Syndications Canada
40 King Street West
62nd Floor - Scotia Plaza
Toronto, ON MSW 2X6

Attention:    Head, Agency Services
Facsimile:    (416) 866-3329

Dear Sirs/Mesdames:

You are hereby notified that the undersigned wishes to extend the Maturity Date for the Credit Facility for a three hundred and sixty-four (364) day period from the date stipulated in your acceptance of this request. Capitalized terms used in this Notice of Extension and not otherwise defined have the meanings given in the Third Amended and Restated Credit Agreement made as of December 19, 2013, between AltaLink, L.P., AltaLink Management Ltd., The Bank of Nova Scotia ("BNS"), as Administrative Agent, Co-Lead Arranger and Co-Bookrunner, Royal Bank of Canada ("RBC"), as Syndication Agent, Co-Lead Arranger and Co-Bookrunner, The Bank of Montreal ("BMO") and National Bank of Canada ("NBC"), as Co-Documentation Agents, and BNS, RBC, BMO, NBC, The Toronto-Dominion Bank and Alberta Treasury Branches, as Lenders, and the other Lenders which from time to time become a party thereto.

DATED this _day _____ , 201_.

ALTALINK MANAGEMENT LTD., as
general partner of ALTALINK, L.P.

By: _______________________________
Name:
Title:
By: _______________________________
Name:
Title:
I/We have the authority to bind the Partnership.

LEGAL_1 :28825770.9

Schedule 4
ASSIGNMENT AGREEMENT

TO:        THE BANK OF NOVA SCOTIA ("BNS")

AND TO:    ALTALINK, L.P. (the "Borrower")

The Borrower has entered into the Third Amended and Restated Credit Agreement made as of December 19, 2013, as amended, restated or replaced from time to time, (the "Credit Agreement")between the Borrower, AltaLink Management Ltd., BNS, as Administrative Agent, Co-Lead Arranger and Co-Bookrunner, Royal Bank of Canada ("RBC"), as Syndication Agent, Co-Lead Arranger and Co-Bookrunner, The Bank of Montreal ("BMO") and National Bank of Canada ("NBC"), as Co-Documentation Agents, and BNS, RBC, BMO, NBC, The Toronto-Dominion Bank and Alberta Treasury Branches, as Lenders, and the other Lenders which from time to time become a party thereto.

• (the "Assignee") wishes to acquire some of the rights of• (the "Assignor") under the Credit Agreement and accordingly the Assignor and the Assignee furnish this Assignment Agreement to the Borrower subject to the terms of the Credit Agreement. Capitalized terms in this Assignment Agreement shall have the meanings set out in the Credit Agreement.

1.	The Assignee acknowledges that it has received and reviewed a copy of the Credit Agreement and further acknowledges the provisions of the Credit Agreement.

2.
The Assignor hereby sells, assigns and transfers to the Assignee an undivided •% interest in the Credit Facility and the Credit Agreement so that the Assignor's commitment will now be Cdn.$• and the Assignee's commitment will be Cdn.$•.

3.
The Assignee, by its execution and delivery of this Assignment Agreement, agrees from and after the date hereof to be bound by and to perform all of the terms, conditions and covenants of the Credit Agreement applicable to the Assignor, all as if such Assignee had been an original party thereto. The Assignee will not set off any amounts owing by the Borrower to such Assignee (other than pursuant to this Assignment Agreement) against any amounts the Assignee is obliged to advance under the Credit Agreement.

4.	Notices under the Credit Agreement shall be given to the Assignee at the following address and facsimile number:

[Insert Address]

Attention: •
Facsimile: •

5.
The provisions hereof shall be binding upon the Assignee and the Assignor and their respective successors and permitted assigns and shall enure to the benefit of the Borrower and its successors and assigns.

6.	This Assignment Agreement shall be governed by and construed and interpreted in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

LEGAL_1 :28825770.9

IN WITNESS WHEREOF the undersigned have caused this Assignment Agreement to be duly executed this ___day of _____, 201__.

[NAME OF ASSIGNOR], as Assignor
By: _______________________________
Name:
Title:
By: _______________________________
Name:
Title:
I/We have the authority to bind the Partnership.

[NAME OF ASSIGNOR], as Assignor
By: _______________________________
Name:
Title:
By: _______________________________
Name:
Title:
I/We have the authority to bind the Partnership.

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The Bank of Nova Scotia, as Administrative Agent consents to the above assignment.

THE BANK OF NOVA SCOTIA, as Administrative Agent

By: _______________________________
Name:
Title:
By: _______________________________
Name:
Title:

LEGAL_1 :28825770.9

ACKNOWLEDGEMENT

ACKNOWLEDGED AND AGREED to this___day of_____, 201_.

ALTALINK MANAGEMENT LTD., as
general partner of ALTALINK, L.P.

By: _______________________________
Name:
Title:
By: _______________________________
Name:
Title:
I/We have the authority to bind the Partnership.

LEGAL_1 :28825770.9

SCHEDULE 5
LENDERS

Lender	Amount of Commitment
The Bank of Nova Scotia	$292,250,000.00
Royal Bank of Canada	$292,250,000.00
The Bank of Montreal	$240,750,000.00
The Toronto-Dominion Bank	$189,000,000.00
National Bank of Canada	$129,000,000.00
Alberta Treasury Branches	$81,750,000.00

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